SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           Date of Report: May 4, 2000


                          DEL GLOBAL TECHNOLOGIES CORP.
                          -----------------------------
             (Exact name of registrant as specified in its charter)


                                     1-10512
                            ------------------------
                            (Commission File Number)


                                   13-1784308
                      ------------------------------------
                      (IRS Employer Identification Number)


                                    New York
                            ------------------------
                            (State of Incorporation)


                    1 Commerce Park, Valhalla, New York 10595
                    -----------------------------------------
                    (Address of principal executive offices)


                                  914-686-3600
              ----------------------------------------------------
              (Registrant's Telephone Number, including area code)

Item 2.           Acquisition or Disposition of Assets.
                  ------------------------------------


                  The Registrant, a New York corporation ("Del"), acquired as of April 3, 2000, sixty nine (69%) percent, to bring its total ownership to eighty (80%) percent, of the stock of Villa Sistemi Medicali S.p.A., an Italian company ("Villa"), in accordance with the terms and conditions of a stock purchase agreement (the "Stock Purchase Agreement"), dated as of December 28, 1999, by and among the Registrant, UBS Capital S.p.A. ("UBS") and certain managers of Villa ("Managers") and the Option Agreement, dated as of December 28, 1999, by and among the Registrant and the Managers.

                  The consideration paid by the Registrant, in the aggregate, in connection with the acquisition of the shares of Villa, the amount of which was arrived at after arms length negotiations, among unrelated parties, consisted of the following:

                  (i) $1,100 in cash; and (ii) a six-year Warrant to UBS to purchase 50,000 shares of the Registrant's common stock at an exercise price equal to the fair market value of such shares as of the date of issuance ($7 15/16 per share).

In addition, the Registrant made a capital contribution of $1,892,000 and the Managers, collectively, made a capital contribution of $108,000 to the charter capital of Villa.

                  The  source  of  funds  for the  acquisition  of  Villa by the
Registrant was a drawdown from its credit facility with The Chase Manhattan Bank, N.A. The Warrant is valued at approximately $219,000 using the Black-Scholes method as prescribed by SFAS No.123, "Accounting for Stock-Based Compensation".

                  The business conducted by Villa is the design, manufacture, marketing, distribution and sale of medical imaging devices and related components. The Registrant intends to continue to conduct the business of Villa in substantially the same manner as it was conducted prior to the acquisition.

Item 7.           Financial Statements and Exhibits.
                  ---------------------------------

(a) Neither Financial Statements nor Pro Forma Financial Information is required to be delivered herewith due to the fact that the acquisition of Villa does not constitute the acquisition of a "significant subsidiary" pursuant to Regulation S-X promulgated pursuant to the Securities and Exchange Act of 1934, as amended.

(b)      Exhibits.

          Exhibit Number                    Description
          --------------                    -----------

              2.1                           Stock Purchase Agreement,
                                            dated as of December 28, 1999

              4.1 Warrant Certificate of UBS Capital S.p.A. dated as of December 28, 1999 (1)

              4.2                           Option Agreement,
                                            dated as of December 28, 1999

-------------------------
1 Filed as Exhibit 4 to Del Global Technologies Corp. Quarterly Report on Form 10-Q for the quarter ended January 29, 2000 and incorporated herein by reference.

     The undersigned Registrant hereby agrees to furnish supplementally to the Commission a copy of any omitted schedule to the Stock Purchase Agreement upon request.

                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       DEL GLOBAL TECHNOLOGIES CORP.


                                       By:/s/Leonard A. Trugman
                                          -------------------------------------
Dated:  May 4, 2000                       Leonard A. Trugman, Chairman, Chief
                                          Executive Officer and President

                                                                     Exhibit 2.1
                            STOCK PURCHASE AGREEMENT
                                      among

                          DEL GLOBAL TECHNOLOGIES CORP.
                               UBS CAPITAL S.p.A.
                                       and
                             MR. GIUSEPPE AMMENDOLA
                               MR. EMILIO BRUSCHI
                                MR. BRUNO GRITTI
                               MR. LUIGI EMMANUELE
                               MR. ROBERTO DAGLIO
                                      Dated
                                December 28, 1999

                                TABLE OF CONTENTS




PRELIMINARY STATEMENTS                                                       1

ARTICLE I PURCHASE AND SALE OF STOCK AND CONTRIBUTIONS                       2
         Section 1.1       Purchase and Sale of Stock                        2

ARTICLE II  CONSUMMATION OF SALE                                             2
         Section 2.1       Location of the Closing                           2
         Section 2.2       Documents to be Delivered at the Closing          3

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF DEL                           4
         Section 3.1       Organization and Standing                         4
         Section 3.2       Corporate Power and Authority                     4
         Section 3.3       Conflicts: Consents and Approvals                 4
         Section 3.4       Litigation                                        5
         Section 3.5       Complete Disclosure                               5

ARTICLE IV  REPRESENTATIONS AND WARRANTIES
         GIUSEPPE AMMENDOLA                                                  5
         Section 4.1       Organization, Standing and Corporate Records      5
         Section 4.2       Capitalization and Security Holders               5
         Section 4.3       Subsidiaries                                      6
         Section 4.4       Stock Ownership and Authority                     6
         Section 4.5       Financial Statements                              6
         Section 4.6       Undisclosed Liabilities                           6
         Section 4.7       Absence of Certain Changes                        7
         Section 4.8       Taxes                                             9
         Section 4.9       Compliance with Laws                             10
         Section 4.10      Proprietary Rights                               11
         Section 4.11      Restrictive Documents or Laws                    12
         Section 4.12      Insurance                                        12
         Section 4.13      Bank Accounts, Depositories; Powers of Attorney  12
         Section 4.14      Title to and Condition of Properties             13
         Section 4.15      Brokers, Finders                                 13
         Section 4.16      Legal Proceedings                                13

         Section 4.17      Contracts                                        13
         Section 4.18      Accounts Receivable                              14
         Section 4.19      No Conflict or Default                           14
         Section 4.20      Books of Account: Records                        15
         Section 4.21      Officers, Employees and Compensation             15
         Section 4.22      Labor Relations                                  16
         Section 4.23      Clients and Vendors                              16
         Section 4.24      Complete Disclosure                              16

ARTICLE V  REPRESENTATIONS AND WARRANTIES
         OF UBS AND GIUSEPPE AMMENDOLA                                      16
         Section 5.1       Representations and Warranties of UBS            16
         Section 5.2       Representations and Warranties of
                           Giuseppe Ammendola                               17

ARTICLE VI  COVENANTS OF THE PARTIES                                        17
         Section 6.1       Mutual Covenants                                 17
         Section 6.2       Covenants of UBS, Del and Villa Management       18

ARTICLE VII  INDEMNIFICATION                                                19
         Section 7.1       Survival of Representations, Warranties
                           and Agreements                                   19
         Section 7.2       Indemnification                                  20
         Section 7.3       Limitations on Indemnification                   21
         Section 7.4       Procedure for Indemnification (other than for
                           Third-Party Claims)                              23
         Section 7.5       Procedure for Indemnification with Respect to
                           Third-Party Claims                               24

ARTICLE VIII  MISCELLANEOUS                                                 26
         Section 8.1       Notices                                          26
         Section 8.2       Non-Waiver                                       28
         Section 8.3       Genders and Numbers                              28
         Section 8.4       Headings                                         28
         Section 8.5       Counterparts                                     28
         Section 8.6       Entire Agreement                                 28
         Section 8.7       No Third-Party Beneficiaries                     28
         Section 8.8       Governing Law                                    28
         Section 8.9       Arbitration                                      29
         Section 8.10      Binding Effect; Assignment                       30
         Section 8.11      Expenses                                         30
         Section 8.12      Public Announcements                             30
         Section 8.13      No Right of Recission                            30

         Section 8.14      Severability                                     30



         EXHIBITS



EXHIBIT A      VILLA MANAGERS

EXHIBIT B      PLEDGE AGREEMENT

EXHIBIT C      OPERATING FACILITIES PURCHASE AGREEMENT (IN FINANCIAL LEASING)

EXHIBIT D      WARRANT AGREEMENT

EXHIBIT E      LIST OF SHAREHOLDERS OF THE COMPANY

                           STOCK PURCHASE AGREEMENT


     Agreement dated December 28, 1999, by and among Del Global Technologies Corp. ("Del"), a New York corporation, Italian tax code No. 97252970153, UBS Capital S.p.A. ("UBS"), a company organized under the laws of Italy, Italian tax code No. 09959660151, Mr. Giuseppe Ammendola (Italian tax code No. MMN CML 47E25 H224O), Mr. Emilio Bruschi (Italian tax code No. BRS MLE 50M03 G634Q), Mr. Bruno Gritti (Italian tax code No. GRT BNN 55D23 B112R), Mr. Luigi Emmanuele (Italian tax code No. MMN LGU 47B10 C351Y) and Mr. Roberto Daglio (Italian tax code No. DGL RRT 54A24 F205Y) (Mr. Ammendola, Mr. Bruschi, Mr. Gritti, Mr. Emmanuele and Mr. Daglio, whose details are listed on Exhibit A hereto, are sometimes hereinafter collectively referred to as the "Villa Managers"). (The Villa Managers, collectively with Del and UBS are sometimes hereinafter individually referred to as a "Party" and collectively as the "Parties").


                             PRELIMINARY STATEMENTS


     WHEREAS, UBS is the majority shareholder of Villa Sistemi Medicali S.p.A., with registered office at Buccinasco (MI), Via delle Azalee 3, registered with The Court of Milan under No. 30429/1990, Italian Tax Code No. 10022080153, (the "Company") and as of the date hereof owns No. 6,262,760 shares, equal to approximately 96.35% of the authorized and issued shares of the Company;

     WHEREAS, Giuseppe Ammendola is a shareholder owning No. 52,667 shares, equal to approximately 0.81% of the Company shares;

     WHEREAS, UBS has granted to Giuseppe Ammendola an option to purchase No. 500,000 shares, equal to approximately 7.69% of the Company shares; said option is terminated and superseded by the execution of this Agreement;

     WHEREAS, Sabugueiro Servicos E Gestao Lda, a minor shareholder owning No. 184,573 shares, equal to approximately 2.84% of the Company shares, has already waived its preemptive rights pursuant to Article 8 of the By-laws of the Company;

     WHEREAS, UBS is willing to sell to Del and the Villa Managers all of its shares in the Company, all on the terms and subject to the conditions hereinafter set forth;

     WHEREAS, simultaneously with the above sale of stock, the Villa Managers are willing to grant to Del an exclusive irrevocable option to purchase an additional No. 3,965,000 shares, equal to approximately 61% of the shares of capital stock of the Company (the "Option Agreement"), so that upon exercise of the option Del shall own No. 5,200,000 shares, equal to approximately 80% of issued and outstanding shares of capital stock of the Company; and

     WHEREAS, in consideration of a capital contribution of $892,000 by Del to the Company (the "Initial Contribution"), the Villa Managers are willing to pledge all of their shares of capital stock of the Company to Del, pursuant to the terms of a pledge agreement (the "Pledge Agreement") attached hereto as Exhibit B.



                                    AGREEMENT


     NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties set forth herein, the Parties hereby agree as follows:

                                    ARTICLE I
                  PURCHASE AND SALE OF STOCK AND CONTRIBUTIONS

     Section  1.1  Purchase  and  Sale  of  Stock .  Subject  to the  terms  and
                   ------------------------------
conditions set forth herein, on the Closing Date (as hereinafter defined): (i) UBS shall deliver to Del No.1,235,000 shares of capital stock of the Company ("Capital Stock"), representing approximately 19% of the issued and outstanding shares of Capital Stock duly endorsed before an Italian notary public, for a purchase price of U.S. $100.00; (ii) UBS shall sell to the Villa Managers No. 5,027,760 shares of Capital Stock representing approximately 77.34% of the issued and outstanding shares of Capital Stock for a purchase price of U.S. $100.00 and, more particularly, to Giuseppe Ammendola No. 4,746,380 shares, equal to approximately 73.02% and to each of Emilio Bruschi, Bruno Gritti, Luigi Emmanuele and Roberto Daglio No. 70,345 shares, equal to approximately 1.08%; and (iii) Del shall deliver to UBS a Warrant Agreement for 50,000 Warrants (the "Warrant Agreement") attached hereto as Exhibit D.

     Section 1.2  Contributions.  The parties agree that the  following  capital
                  -------------
contributions  shall be made to the  Company:  Del shall  deliver to its Italian

Representative, a member of Piergrossi Villa Manca Graziadei ("Del Representative"), a copy of the bank wire transfer irrevocable instructions, dated on or before the Closing Date, authorizing the contribution on January 3, 2000, of $892,000 in immediately available funds to the charter capital of the Company as of such date ("Del Contribution"). The Villa Managers shall deliver to Del Representative copies of the bank wire transfer irrevocable instructions, dated on the Closing Date, authorizing the contribution on January 3, 2000, of the aggregate amount of $108,000 (together with Del Contribution, the "Contributions"),in immediately available funds to the charter capital of the Company.


                                   ARTICLE II
                              CONSUMMATION OF SALE

     Section  2.1  Location  of the  Closing. The  closing of the  transactions
                   -------------------------
contemplated hereunder (the "Closing") will take place on the date hereof (the "Closing Date"), at the offices of Piergrossi Villa Manca Graziadei, Via Festa del Perdono 10, 20122 Milano, Italy, at 3:00 p.m. or at or on such other time, date and place, as shall be mutually agreed to by the Parties.

     Section  2.2  Documents  to be  Delivered  at the  Closing. The  following
                   --------------------------------------------
documents  shall be  delivered  at the Closing:

     (a) Executed copies of the Stock Purchase Agreement, the Option Agreement, the Pledge Agreement and the Warrant Agreement.

     (b) Del and the Villa Managers shall have received from UBS respectively no. 1,235,000 and no. 5,027,760 shares of the Capital Stock of the Company, duly endorsed before an Italian notary public, evidencing, respectively, the ownership of Del and the Villa Managers;

     (c) Declarations of the minority shareholders of the Company, waiving their preemptive rights, as set forth herein;

     (d) Evidence of payment by Del and the Villa Managers to UBS for the Purchase Price and for the Contributions, as set forth herein;

     (e) The Company shall have negotiated a purchase agreement (in financial leasing) for the operating facility, which shall be executed in January, 2000, substantially in conformity with the draft agreement attached hereto as Exhibit C;

     (f) The Villa Managers shall have already delivered to Del the Financial Statements, as defined in Section 4.5 hereof;

     (g) Del shall have received copies of letters of resignation from the directors of the Company, listed on Schedule 4.23B hereto, effective as of the Closing Date;

     (h) Evidence of the election of two nominees of Del to the Board of Directors of the Company and the election of one Director by the Villa Managers and, if after the approval of the financial statements for the period ending December 31, 1999, Del shall make a decision, in its sole discretion, to elect new statutory auditors, the Villa Managers shall nominate one statutory auditor and Del shall nominate two statutory auditors for the Company; and

     (i) Any other document or instrument of conveyance and transfer necessary to implement and consummate this Agreement or any other documents which may be reasonably requested by the Parties to consummate the transactions contemplated herein.

     Unless otherwise provided in this Agreement, all documents and instruments delivered shall be dated the Closing Date and shall be reasonably satisfactory as to form and content to each Party and its respective counsel.

                                   ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF DEL

     In order to induce the Villa Managers and UBS to enter into this Agreement, Del hereby represents and warrants that the statements contained in this Article III are true, correct and complete:

     Section  3.1  Organization  and  Standing.  Del  is  a  corporation  duly
                   ---------------------------
organized, validly existing and in good standing under the laws of the State of New York with full power and authority (corporate and other) to conduct its business as and where now owned, leased, used, operated and conducted. Del is not in default in the performance, observation or fulfillment of any provision of its Certificate of Incorporation or its Bylaws.

     Section 3.2 Corporate Power and Authority. Del has all requisite corporate
                 -----------------------------
power and authority to enter into this Agreement and to perform its respective obligations under this Agreement. This Agreement and the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of Del. This Agreement has been duly executed and delivered by Del and constitutes the legal, valid and binding obligation of Del, enforceable against Del in accordance with its terms.

     Section 3.3  Conflicts: Consents and Approvals. Neither the execution nor
                  ---------------------------------
delivery of this Agreement by Del nor the consummation of the transactions contemplated by this Agreement will:

     (a) Violate or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice, the passage of time, or both, would constitute a default) under, or entitle any third party (with the giving of notice, the passage of time or both) to terminate, accelerate or call a default under any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of Del, or any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation of Del;

     (b) Violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Del or its properties or assets; or

     (c) Require Del to obtain any action or consent or approval of, or review by, or registration with any third party, court or governmental body or other agency, instrumentally or authority.

     Section 3.4  Litigation. There is no suit,  claim,  action,  proceeding or
                  ----------
investigation pending or, to the best knowledge of Del, threatened against Del which could have a material adverse effect on the ability of Del to consummate the transactions contemplated by this Agreement.

     Section 3.5 Complete  Disclosure. No  representation or warranty by Del in
                 --------------------
this Agreement or in any Schedules delivered by or on behalf of Del contains, or will contain as of the Closing Date, any untrue statement of a material fact or omits, or will omit as of the Closing Date, a material fact necessary to make the statements contained herein or therein not misleading.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                              OF GIUSEPPE AMMENDOLA

     THE  REPRESENTATIONS  AND  WARRANTIES  MADE BY GIUSEPPE  AMMENDOLA  IN THIS
ARTICLE IV SHALL NOT BE, UNDER ANY CIRCUMSTANCES, CONSTRUED AS INVOLVING ANY PERSONAL LIABILITY

WHATSOEVER BY GIUSEPPE AMMENDOLA AS TO ANY MATTER COVERED BY THIS ARTICLE IV.

     In order to induce Del to enter into this Agreement, Giuseppe Ammendola hereby represents and warrants to Del, to the best of his knowledge and in good faith, that the statements contained in this Article IV are true, correct, and complete:

     Section 4.1  Organization, Standing and Corporate Records. The Company is
                  --------------------------------------------
an entity duly organized, validly existing and in good standing under the laws of Italy with full power and authority (corporate and other) to lease, use and operate its properties and to conduct its business as and where now leased, used, operated and conducted. The Company is not in default in the performance, observation or fulfillment of any provision of its Certificate of Formation or bylaws. The minute books of the Company contain complete and accurate records of all of its Shareholders' and Directors' meetings and of all corporate action taken by such Shareholders and Directors. The resolutions of the Shareholders' and Directors' meetings appearing in such minute books were duly adopted.

     Section 4.2  Capitalization  and Security Holders. The authorized  capital
                  ------------------------------------
stock of the Company consists of 6,500,000 shares which are issued and outstanding as of the date hereof (the "Company Shares".) Exhibit E attached to this Agreement contains a correct and complete list of the names and addresses of all of the shareholders and all the Company Shares owned beneficially and of record by each such shareholder. Each outstanding Company Share has been duly authorized and validly issued and is fully paid, and no Company Share has been issued in violation of preemptive or similar rights. Except as set forth in
Schedule 4.2, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims, or other commitments or rights of any type relating to the issuance, sale or transfer by the Company or any shareholder of any securities of the Company, nor are there outstanding any securities which are convertible into or exchangeable for shares of capital stock of the Company; and the Company has no obligations of any kind to issue any additional securities or to pay for any securities of the Company or any predecessor. The issuance and sale of all securities of the Company has been in full compliance in all material respects with the requirements of all applicable Italian securities laws or pursuant to valid exemptions therefrom.

     Section 4.3 Subsidiaries. Other than as set forth on Schedule 4.3 attached
                 ------------
hereto, the Company does not own, directly or indirectly, any equity or other ownership interest in any limited liability company, corporation, partnership, joint venture or other entity or enterprise. The Company is not subject to any obligation or requirement to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any entity.

     Section  4.4 Stock  Ownership and Authority. To the best  knowledge  of
                  ------------------------------
Giuseppe Ammendola, all of the Company Shares are owned free and clear of all liens, security interests, encumbrances, pledges, charges, claims, voting trusts, and restrictions on transfer of any nature whatsoever, except restrictions on transfer imposed by or pursuant to Italian securities laws. This Agreement has been duly executed and delivered by each Party and constitutes the legal, valid and binding obligation of each Party, enforceable against such Party in accordance with its terms.

     Section 4.5 Financial  Statements. Villa  Management  has furnished to Del
                 ---------------------
the audited financial statements of the Company for the fiscal years ended December 31, 1998 and 1997 and unaudited financial statements for the ten month period ended October 31, 1999 (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with the books and records of the Company, have been prepared in accordance with Italian generally accepted accounting principles, as supplemented by the internationally accepted accounting principles on a consistent basis for all periods presented, are true and correct in all material respects and fairly present the financial condition and results of operations of the Company as of the dates stated and the results of operations of the Company for the periods then ended in accordance with such practices.

     Section 4.6  Undisclosed Liabilities. The Company  has no  liability  or
                  -----------------------
obligation of any nature (whether liquidated, unliquidated, accrued, absolute, contingent or otherwise and whether due or to become due) except:

     (a) those disclosed on Schedule 4.8 hereto;

     (b) those set forth in the Financial Statements which have not been paid or discharged since the date thereof;

     (c) those contractual obligations arising after the date of this Agreement under agreements or other commitments specifically identified in Schedule 4.20; and

     (d) those current liabilities (including provisions for current and deferred income tax) incurred since October 31, 1999, in transactions entered into in the ordinary course of business consistent with past practices which are also consistent with the other representations, warranties and agreements of the Company set forth in this Agreement.

     Section 4.7 Absence of Certain Changes.  Since  December 31,  1998,  other
                 --------------------------
than as set forth on Schedule 4.9 attached hereto, there has not been:

     (a) Any material adverse change in the business, operations, assets, properties, client base, rights, results of operations or financial condition of the Company or any occurrence, circumstance, or combination thereof which reasonably could be expected to result in any such material adverse change (a "Material Adverse Effect"), including, without limitation, to the knowledge of Giuseppe Ammendola, any material adverse change relating to a relationship with any existing customer or existing customers of the Company which would, either alone or in the aggregate, result in a material decline in revenue;

     (b) Any declaration, setting aside or payment of any dividend or any distribution (in cash or in kind) to any shareholder, or any direct or indirect redemption, purchase or other acquisition by the Company or any shareholder of any of its capital stock or any options, warrants, rights or agreements to purchase or acquire such stock;

     (c) Any increase or any announcement of any increase in the compensation rate or in amounts payable by the Company to or for the benefit of, or committed to be paid by the Company to or for the benefit of, any shareholder, director, officer or other consultant, agent or employee of the Company whose total annual compensation exceeds $100,000, or any relatives of such person, or any increase in any benefits granted under any bonus, stock option, profit-sharing, pension, retirement, severance, deferred compensation, insurance, or other direct or indirect benefit plan, payment or arrangement made to, with or for the benefit of any such person;

     (d) Any transaction entered into or carried out by the Company other than in the ordinary and usual course of the Company's business consistent with past practices;

     (e) Any borrowing or agreement to borrow funds by the Company, any incurring by the Company of any other obligation or liability (contingent or otherwise), except liabilities incurred in the usual and ordinary course of the Company's business consistent with past practices, or any endorsement, assumption or guarantee of payment or performance of any loan or obligation of any other person by the Company;

     (f) Any merger or consolidation or agreement to merge or consolidate by the Company with another person or entity, or any purchase of, or investment in, or agreement to purchase or invest by the Company in the business of another person or entity;

     (g) Any material change in the Company's accounting principles or practices or its method of application of such principles or practices;

     (h) Any mortgage, pledge, lien, security interest, hypothecation, charge or other encumbrance imposed or agreed to be imposed on or with respect to the property or assets of the Company;

     (i) Any waiver, compromise or settlement by the Company of any right or claim, including any accounts receivable, or any institution or settlement of, or agreement to settle, any litigation, action or proceeding before any court or governmental body relating to the Company or any of its properties except in the ordinary course of business;

     (j) Any assumption, guarantees or endorsements by the Company of the obligations of any person or entity, except in the ordinary course of business;

     (k) Any payment or satisfaction by the Company of any liability, obligation or indebtedness, except in the ordinary course of business and/or to comply with due payment time requirements;

     (l) Any action or inaction which has caused or will cause a breach or default in any material contract, agreement, obligation, lease or license to which the Company is a party or by which the Company or its property is bound, provided that such breach or default has caused a damage to the Company or any third parties;

     (m) Any lapse in any insurance policy or coverage of the properties or assets of the Company, which has caused the loss of a material coverage;

     (n) Any sale, lease, transfer, abandonment, license, assignment or other disposition of, or any agreement to sell, lease or otherwise dispose of any of the properties or assets of the Company other than in the ordinary course of business and consistent with past practices;

     (o) Any purchase of or any agreement to purchase assets other than in the ordinary course of business for any one or more purchases made by the

Company or any lease or any agreement to lease, as lessee, any capital assets with payments over the term thereof to be made by the Company;

     (p) Any loan or advance made by the Company to any person;

     (q) Any modification, waiver, change, amendment, release, rescission or termination of, or accord and satisfaction with respect to, any term, condition or provision of any Contract (as defined in Section 4.20 of this Agreement), other than any satisfaction by performance in accordance with the terms thereof in the usual and ordinary course of business;

     (r) Any labor dispute or disturbance adversely affecting the business operations or condition (financial or otherwise) of the Company, including, with limitation, the filing of any petition or charge of unfair or discriminatory labor practice with any governmental or regulatory authority, actual or threatened employee strike, work stoppage or slowdown; or

     (s) Any material damage, destruction or property loss, whether or not covered by insurance, affecting adversely the properties or business of the Company.

     Section 4.8 Taxes.
                 -----
     (a) The Company has duly paid all national, municipal, local and foreign taxes, assessments, fees and other governmental charges, including but not limited to franchise, surtax, production, net worth, intangibles, capital and environmental taxes and Italian social security charges and all interest, penalties and sanctions thereon (hereinafter, "taxes") due and payable by the Company. The Company has duly filed all national, local and foreign tax returns and tax reports required to be filed by it, all such returns and reports are true, correct and complete, none of such returns and reports have been amended, and all taxes arising under such returns and reports (regardless of whether reflected thereon) have been fully paid or shall be adequately reserved for in the Financial Statements, when delivered, and shall be timely paid when due. No claim has been made by authorities in any jurisdiction where the Company did not file tax returns that it is or may be subject to taxation therein or to liens on its assets or properties. All tax payments relating to employees, including income tax withholding, unemployment and workers' compensation payments due and payable as of the date hereof have been fully and timely paid.

     (b) The Company has delivered to Del copies of all national, local, and foreign income tax returns filed with respect to the Company for taxable periods ended on or after December 31, 1996. Schedule 4.10 sets forth the dates and results of any and all audits conducted by taxing authorities within the last five (5) years prior to the date of this Agreement or otherwise with respect to any tax year for which assessment is not barred by any applicable statute of limitations. No waivers of any applicable statute of limitations for the filing of any tax returns or payment of any taxes or assessments of any deficient or unpaid taxes are outstanding. All deficiencies proposed as a result of any audits have been paid or settled. There is no pending or, to the best knowledge of Giuseppe Ammendola, threatened national, local or foreign tax audit or assessment of the Company and no agreement with any national, local or foreign taxing authority that may affect the subsequent tax liabilities of the Company.

     (c) All taxes attributable to the existence or operation of the Company shall, to the extent not already paid, be properly reflected in the Financial Statements in accordance with Italian laws consistently applied.

     (d) There exists no tax-sharing agreement or arrangement pursuant to which the Company is obligated to pay the tax liability of any other person or to indemnify any other person with respect to any tax.

     (e) Schedule 4.10 includes a list of all territories and jurisdictions to which any tax is properly payable by the Company.

     Section  4.9  Compliance with Laws. The Company  has  complied  and is in
                   --------------------
compliance in all material respects with all laws, statutes, ordinances, orders, rules, regulations, policies, and guidelines promulgated, and all judgments, decisions and orders entered, by any national, local or foreign court or governmental authority or instrumentality which are applicable or relate to the Company or its business or properties including but not limited to all environmental laws and regulations (collectively, the "Applicable Laws") except where the failure to so comply would not have a Material Adverse Effect. The Company has all governmental, self-regulatory and other non-governmental franchises, licenses, permits, consents, authorizations, approvals and certifications necessary or appropriate for the operation of its business or the ownership of its properties (collectively, the "Permits") except for those the failure of which would not have a Material Adverse Effect. Schedule 4.11 includes a list of all Permits held by the Company, each of which is currently valid and in full force and effect and, except as set forth on Schedule 4.11, will continue to be valid and in full force and effect immediately after the Closing. The Company is not in violation of any of the Permits, and there is no pending nor, to the best knowledge of Giuseppe Ammendola, any threatened proceeding which could result in the revocation, cancellation or inability of the Company to renew any Permit. The Company has not been charged with or given notice of any violation of any of the Applicable Laws which violation has not been remedied in full (without any remaining liability of the Company).

     Section 4.10 Proprietary Rights. Schedule 4.12 sets forth:
                  ------------------

     (a) All names, patents, inventions, trade secrets, proprietary rights, computer software (other than that licensed to the Company pursuant to "shrink-wrap" licenses), trademarks, trade names, service marks, logos, copyrights and franchises and all applications therefor, registrations thereof and licenses, sublicenses or agreements in respect thereof which the Company owns or has the right to use or to which the Company is a party; and

     (b) All filings, registrations or issuances of any of the foregoing with or by any regulatory, administrative or governmental office or offices (all items in (a) and (b) of this Section 4.12 together with the client lists described below, being sometimes hereinafter referred to collectively as the "Proprietary Rights").

     The Company has provided to Del a complete and accurate copy of the list as of October 31,1999 of current customers of the Company.

     Except as set forth in Schedule 4.12, the Company is the sole and exclusive owner of all right, title and interest in and to all Proprietary Rights free and clear of all liens, claims, charges, equities, rights of use, encumbrances and restrictions whatsoever, and there is not pending or, to the best knowledge of Giuseppe Ammendola, threatened any investigation, proceeding, inquiry or other review by any national, local or foreign regulatory, administrative or governmental office or offices with respect to the Company's right, title or interest in any Proprietary Right.

     Other than those Proprietary Rights listed in Schedule 4.12, no name, patent, invention, trade secret, client list, proprietary right, computer software, trademark, trade name, service mark, logo, copyright, franchise, license, sublicense, or other such right is necessary for the operation of the business of the Company in substantially the same manner as such business is presently conducted. To the knowledge of the Company, the business of the Company has not been and is not being conducted in contravention of any trademark, copyright or other proprietary right of any person.

     Except as set forth on Schedule 4.12, none of the Proprietary Rights (i) has been hypothecated, sold, assigned or licensed by the Company or any Shareholder, or to the best knowledge of Giuseppe Ammendola, any person; (ii) to the knowledge of Giuseppe Ammendola, infringe upon or violate the proprietary rights of any person; or (iii) to the knowledge of Giuseppe Ammendola, are being infringed upon or violated by any person. There is not pending or, to the best knowledge of Giuseppe Ammendola, threatened any claim or litigation against the Company contesting the right of the Company to sell, engage in or employ any such product, process, method, or operation.

     Section  4.11  Restrictive Documents or Laws. Other than as set forth on
                    -----------------------------
Schedule 4.13 attached hereto, the Company is not a party to or bound under any mortgage, lien, lease, agreement, contract, instrument, law, order, judgment, decree or any similar restriction not of general application which adversely affects, or reasonably could be expected to so affect (a) the business, operations, assets, properties, rights, or condition (financial or otherwise) of the Company; (b) the participation by Del in the management of the Company's business immediately after the Closing Date on substantially the same basis as such business is currently operated; or (c) the consummation of the transactions contemplated by this Agreement.

     Section  4.12  Insurance. The Company has been and is insured with respect
                    ---------
to its properties and the conduct of its business in such amounts and against such risks as are sufficient for compliance with law and as are adequate to protect the property and business of the Company in accordance with normal industry practice. The Company has provided to Del a true, correct and complete list of all insurance policies and bonds in force in which the Company is named as an insured party, or for which the Company has paid any premiums (the "Policies"), and such list correctly states the name of the insurer, the name of each insured party, the type and amount of coverage, deductible amount, if any, the expiration date and the premium amount of each such policy or bond. All such Policies are currently in full force and effect and no notice of cancellation or termination has been received by the Company with respect to any such policy. The Company will continue all of such Policies in full force and effect through the Closing Date. All premiums currently due and payable on such Policies have been paid. The Company is not a co-insurer under any term of any insurance policy except as set forth in the Policies.

     Section 4.13 Bank Accounts, Depositories; Powers of Attorney. Set forth in
                  -----------------------------------------------
Schedule 4.15 is a true, correct and complete list of the names and locations of all banks or other depositories in which the Company has accounts or safe-deposit boxes, and the names of the persons authorized to draw thereon, borrow therefrom or have access thereto. Except as set forth in such Schedule 4.15, no person has a power of attorney from the Company.

     Section 4.14 Title to and Condition of Properties. Except as set forth in
                  ------------------------------------
Schedule 4.16, the Company has good, valid and marketable title to all of its assets and properties of every kind, nature and description, tangible or intangible, wherever located, which constitute all of the property (including without limitation property and assets shown or reflected on the Financial Statements) now used in and necessary for the conduct of its business as presently conducted and except as set forth on Schedule 4.16, all such properties are owned free and clear of all mortgages, pledges, liens, security interests, encumbrances and restrictions of any nature whatsoever. All tangible personal property owned, leased or used by the Company is suitable for the purpose or purposes for which it is being used and has been maintained in all material respects in accordance with the terms of any lease applicable thereto. Schedule 4.16 lists the name of all secured parties holding any pledge, mortgage, lien, security interest or other encumbrances on any property of the Company and describes the property that is encumbered, the amount of any loan relating to such encumbrance and the file number of any filings relating to such encumbrance.

     Section 4.15 Brokers, Finders. The Company has not incurred nor will incur
                  ----------------
any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

     Section 4.16 Legal Proceedings. Except as described in Schedule 4.18, (a)
                  -----------------
there are no claims, proceedings, suits, or investigations, including but not limited to any claims, pending or threatened, of any type and amount, with respect to all products manufactured, sold, distributed or otherwise traded by the Company (collectively, "actions") pending or, to the best knowledge of Giuseppe Ammendola, threatened against or relating to the Company (or any of its officers, directors, current or former shareholders, members or employees in connection with the business or affairs of the Company, including, but not limited to, claims which are based upon, related to, or arise out of any agreements, transactions, acts or omissions occurring at or prior to the Closing), before any national, local or foreign court or governmental body; and
(b) to the best knowledge of Giuseppe Ammendola, there exist no disputes, conflicts, or circumstances providing the basis for a dispute or conflict which could result in any such action. There are no actions pending or, to the best knowledge of Giuseppe Ammendola, threatened for the purpose of enjoining or preventing this Agreement or any other transaction contemplated by this Agreement. The Company is not subject to any judgment, order or decree, or any governmental restriction, which could have a material adverse effect on the ability of the Company to acquire any property or conduct business in any area.

     Section 4.17  Contracts. Schedule  4.19 lists all  contracts,  agreements,
                   ---------
leases, arrangements and understandings (written or oral) to which the Company is a party: (a) which are material to the financial condition, operations, assets or business of the Company; (b) which (i) involve remaining payments or commitments by the

Company in excess of Five Thousand Dollars ($5,000), or (ii) extend beyond one (1) year, unless cancelable by the Company on sixty (60) or fewer days' notice without any liability, penalty or premium; (c) with any present or former shareholder, director or officer of the Company, or any person related by blood or marriage to any such person (each a "Related Party" and collectively referred to as "Related Parties") or any person controlling, controlled by or under common control with any such person, or with any employee, agent or consultant of the Company not terminable by the Company at will; (d) which provide for the future purchase by the Company of any materials, equipment, services or supplies and which continue for a period of more than twelve (12) months (including periods covered by any option to renew by either party) or provide for a price in excess of current market prices or is in excess of normal operating requirements over its remaining term; or (e) which involve any borrowings or guarantees, or any obligation or commitment providing for indemnification or responsibility for the obligations or losses of any person. All of such contracts, agreements, leases, commitments, and other arrangements and understandings (collectively, the "Contracts") are valid and binding on the Company, in full force and effect, and enforceable in accordance with their respective terms. Neither the Company nor, to the best knowledge of Giuseppe Ammendola, any other party thereto is in violation of or in default in respect of nor has there occurred an event or condition which, with the passage of time or giving of notice (or both) would constitute a default under any such Contracts. True, correct and complete copies of all such written (and summaries of the material terms of all such oral or implied) Contracts have been delivered to Del.

     Section 4.18 Accounts Receivable. All accounts and notes receivable of the
                  -------------------
Company as of October 31, 1999, and any accounts and notes receivable arising between such date and the Closing Date are and will be created in the ordinary course of the Company's business. The reserve for uncollectible accounts included in the Financial Statements was and will be calculated in accordance with Italian accounting principles applied on a consistent basis.

     Schedule 4.20 includes a list of all amounts payable to the Company by any Affiliate (defined below) of the Company and all amounts payable by the Company to any Affiliate of the Company as of the date of this Agreement, specifying the payor, payee, amount, terms of repayment, maturity date and any contractual setoff rights of the payor. For purposes of this Agreement, an "Affiliate" of the Company shall mean any shareholder, director, officer, employee, representative, Related Party or any entity controlling, controlled by or under common control with the Company.

     Section  4.19 No Conflict or Default. Other than as set forth in Schedule
                   ----------------------
4.21 attached hereto, neither the execution and delivery of this Agreement by the Company or the shareholders, nor compliance by the Company, Villa Managers and the shareholders with the terms and provisions of this Agreement, will violate any Applicable Laws or Permits or conflict with or result in the breach of any term, condition or provision of the Certificate of Formation, Bylaws, or other organizational document of the Company, or of any Contract, writ, order, decree, restriction, legal obligation or instrument to which the Company is a party or by which the Company or any of its respective assets or properties are or may be bound or affected, or constitute a default (or an event which, with the giving of notice, the passage of time, or both would constitute a default) thereunder, or result in the creation or imposition of any lien, security interest, charge or encumbrance, or restriction of any nature whatsoever with respect to any properties or assets of the Company, or give to others any interest or rights, including rights of termination, acceleration or cancellation in or with respect to any of the properties, assets, Contracts or business of the Company, or violate any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental or regulatory body against or binding upon, the Company or any of its securities, properties, assets or business.

     Section 4.20 Books of Account: Records. The  Company's  general  ledgers,
                  -------------------------
stock record books, minute books and other records relating to the assets, properties, contracts and outstanding legal obligations of the Company are complete and correct in all material respects and have been maintained in accordance with good business practices.

     Section 4.21  Officers, Employees and Compensation. Schedule 4.23 sets
                   ------------------------------------
forth the names of all officers and employees of the Company and Schedule 4.23B sets forth the names of all directors and statutory auditors of the Company as well as the total salary, bonus, fringe benefits, special compensation and perquisites each received in the year ending December 31, 1998, and any changes to the foregoing which have occurred subsequent to October 31, 1999. Other than as set forth on Schedule 4.23, no changes have been made by the Company in the amount or kind of any of the compensation being paid or provided to any individual listed in Schedule 4.23 from the amounts and kinds of compensation described therein prior to the Closing without Del's prior written consent. Except as set forth on Schedule 4.23, no employees of the Company have been granted rights or privileges other than those provided for by the Istituto Nazionale Previdenza Sociale, Istituto Nazionale Previdenza Dirigenti Aziende Industriali, the current employee handbook, the applicable Italian National Collective Labor Agreements (CCNL Metalmeccanici) or the Italian National Collective Labor Agreement for Industrial Executive, and, except as set forth on
Schedule 4.23, no employee, shareholder, or board member of the Company has been granted any pension rights. Except as disclosed in Schedule 4.23, there are no other forms of compensation paid to any director, officer or employee of the Company. Except as disclosed in Schedule 4.23, the amounts accrued on the Financial Statements for vacation pay, sick pay, and all commissions and other fees payable to agents, salesmen and representatives of the Company will be adequate to cover the Company's liabilities for all such items. The Company has not become obligated, directly or indirectly, to any Related Party, except for current liability for such compensation. Except as set forth in Schedule 4.23, to the best knowledge of Giuseppe Ammendola, no Related Party has any financial interest, direct or indirect, in any vendor, client or account of, or other outside business which has transactions with, the Company.

     Section  4.22 Labor Relations. The Company has  complied in all  material
                   ---------------
respects  with  all  applicable   Italian   national  and  local  laws,   rules,
regulations, executive orders, National collective agreements and Company collective agreements, relating to employment, and all applicable laws, rules and regulations governing payment of minimum wages and overtime rates, and the payment of premiums and benefits under applicable worker's compensation laws. The Company is not engaged in any unfair labor practices and has not received any written notices during the past three years of the intent of any governmental entity, responsible for the enforcement of labor or employment laws to conduct an investigation of the Company and no such investigation is in progress.

     Section  4.23  Clients and Vendors. No material  vendor of the Company has
                    -------------------
indicated in writing that it shall stop, or decrease the rate of, or substantially increase its fees for, supplying products or services to the Company either prior to, or following the Closing. Except as set forth in
Schedule 4.25, the Company does not know of any clients of the Company which comprise more than five percent (5%) of the revenues as shown in the Financial Statements, when delivered, which have indicated to the Company that they are considering or planning to (i) discontinue being clients of the Company, (ii) discontinue being clients of the Company after the Closing, or (iii) substantially decrease the amount of business that they conduct with the Company or materially alter the terms of such business either before or after the Closing.

     Section 4.24 Complete Disclosure. No  representation  or warranty in this
                  -------------------
Agreement or in any Schedules delivered by or on behalf of Giuseppe Ammendola contains, or will contain as of the Closing Date, any untrue statement of a material fact or omits, or will omit as of the Closing Date, a material fact necessary to make the statements contained herein or therein not misleading.

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                          OF UBS AND GIUSEPPE AMMENDOLA

     Section 5.1  Representations and Warranties of UBS. In order to induce Del
                  -------------------------------------
and the Villa Managers to enter into this Agreement, UBS hereby represents and warrants to Del that the following statements are true, correct and complete:

     (a) Stock Ownership and Authority.  All of the Capital Stock owned by
         -----------------------------
UBS, are owned free and clear of all liens, security interests, encumbrances, pledges, charges, claims, voting trusts, and restrictions on transfer of any nature whatsoever, except restrictions on transfer imposed by the By-laws of the Company. UBS has the full and unrestricted right, power and capacity to transfer and deliver the Capital Stock held by it and to execute this Agreement and consummate the transactions contemplated by this Agreement without the consent or approval of any other person, other than the other shareholders of the Company, who have waived their preemption rights. This Agreement has been duly executed and delivered by UBS and constitutes the legal, valid and binding obligation of UBS, enforceable against UBS in accordance with its terms.

     (b)  Consents and  Approvals.  Neither the  execution  and delivery of this
          -----------------------
Agreement by UBS nor the consummation of the transactions contemplated by this Agreement by UBS requires or will require any action or consent or approval of, or review by, or registration with, any third party, court or governmental body or other agency, instrumentality or authority, other than the other shareholders of the Company, who have waived their preemption rights.

     Section 5.2  Representations and Warranties of Giuseppe Ammendola. In
                  ----------------------------------------------------
order to induce Del to enter into this Agreement, Giuseppe Ammendola hereby represents and warrants to Del that all of the Capital Stock owned by him, are owned free and clear of all liens, security interests, encumbrances, pledges, charges, claims, voting trusts, and restrictions on transfer of any nature whatsoever, except restrictions on transfer imposed by the By-laws of the Company.

                                   ARTICLE VI
                            COVENANTS OF THE PARTIES

      Section 6.1    Mutual Covenants.
                     ----------------
     (a) General. Each Party shall use all commercially  reasonable efforts
         ------
to take all actions and do all things necessary, proper or advisable to consummate the sale and the other transactions contemplated by this Agreement, including without limitation using all commercially reasonable efforts to cause the fulfillment of the obligations set forth in Article II of this Agreement for which such Party is responsible as soon as reasonably practicable and to prepare, execute, acknowledge or verify, deliver, and file such additional documents, and take or cause to be taken such additional actions, as any Party may reasonably request to carry out the purposes or intent of this Agreement.

     (b) UBS Covenant.  UBS hereby agrees and acknowledges that it shall be
         ------------
liable for its pro rata share (i.e., 96.35%) of all Taxes (as hereinafter defined) which were not paid by the Company for all applicable periods prior to the Closing Date which are imposed, assessed or incurred by or against the Company after the Closing Date because of the operations of the business of the Company on or prior to the Closing Date. "Taxes" shall mean all national, local or foreign taxes and social security charges (including all interest, penalties and sanctions thereon) and all expenses, losses, damages, assessments, settlements or judgments arising out of or incident to the imposition, assessment or assertion of any taxes after the Closing Date, including those incurred in the contest, in good faith, by appropriate proceedings of the imposition, assessment or assertion of any such taxes (which were not paid by the Company) all for periods ending on or before the Closing Date ("Taxes"), in each case incurred because of the operations of the business of the Company on or prior to the Closing Date.

     (c) Other Governmental Matters. Each Party shall use all commercially
         --------------------------
reasonable efforts to take any additional action that may be necessary, proper or advisable in connection with any other notices to, filings with, and authorizations, consents and approvals of any court, administrative agency or commission, or other governmental authority or instrumentality, that it may be required to give, make or obtain in connection with this Agreement or the transactions contemplated hereby.

     (d) Within and not later than 30 (thirty) days following the date on which Del shall have become the majority shareholder of the Company, Del shall cause the ordinary shareholders' meeting of the Company to pass a resolution in order to approve the full release of the past and present directors of the Company from any and all liabilities arising from, relating to, or however connected with, their office. The text of such resolution shall be previously approved in writing by UBS' Italian counsel. Furthermore, Del undertakes (i) to cause the Company not to start any directors' liability action against the past and present members of the board of directors of the Company, and (ii) to keep each of them fully harmless and indemnified from and against any and all claims, of any nature whatsoever, made by the Company and/or any third party in respect of acts, behaviors or omissions attributable to them or in any way arising from, relating to, or connected with, their office as directors of the Company.


     (e)  Cooperation.  On and after the Closing  Date,  each Party  hereto
          -----------
agrees to execute any and all further documents and writings and to perform such other commercially reasonable actions which may be or become necessary or appropriate to effectuate and carry out this Agreement.

     Section 6.2 Covenants of UBS, Del and the Villa Managers. UBS, Del and
                      --------------------------------------------
the Villa Managers agree that:

     (a) The Villa Managers, UBS and Del each agree that each of them shall not at any time after the date of this Agreement directly or indirectly copy, disseminate or use, for their personal benefit or the benefit of any third party, any Confidential Information (as defined below), regardless of how such Confidential Information may have been acquired, except for the disclosure or use of such Confidential Information as may be (i) required by law or  legal  process,  or (ii)  authorized  in  writing  by Del or the
Company.   For  purposes  of  this   Agreement,   the  term   "Confidential
Information" shall mean all information or knowledge belonging to, used by, or which is in the possession of the Company,  the Villa  Managers,  UBS or
Del,  relating  to  the  Company's  or  Del's  business,   business  plans,
strategies,  pricing, sales methods, clients including, without limitation, the  names,  addresses  or  telephone  numbers  of such  clients,  vendors, technology, programs, finances, costs, employees, employee compensation rates or policies, marketing plans, development plans, computer programs, computer systems, inventions, developments, trade secrets, know-how or confidences of the Company or Del or the Company's or Del's business, without regard as to whether any of such Confidential Information may be deemed confidential or material to any third party, and the Parties hereby stipulate to the confidentiality and materiality of such Confidential Information. Notwithstanding anything to the contrary contained in the preceding sentence, Confidential Information shall not include information
(i) that is or becomes generally available to the public other than as a direct or indirect result of a disclosure by a party to this Agreement;
(ii) is in a Party's possession at the time of disclosure otherwise than as a result of such Party's
                                      20
breach of any legal obligation; (iii) becomes known to such Party through disclosure by sources other than another Party having the legal right to disclose such information; or (iv) is independently developed by such Party without reference to or reliance upon the such information (as may be demonstrated by such Party's written records). The Villa Managers, UBS and Del acknowledge that all of the Confidential Information is and shall continue to be the exclusive proprietary property of the Company or Del, as the case may be, whether or not disclosed to or entrusted to the custody of each other in connection with this transaction. Each agrees that upon the request of the Company or Del, the party receiving such information will return promptly to the disclosing party all memoranda, notes, records, reports, manuals, pricing lists, prints and other documents (and all copies thereof) relating to the Company's or Del's business which he or it may then possess or have within his or her or its control, regardless of whether any such documents constitute Confidential Information. Each Party hereto further agrees that he or she or it shall forward to the disclosing party all Confidential Information which at any time comes into its possession or the possession of any other person, firm or entity with which it is affiliated in any capacity.

          (b)  Injunctive Relief.  Without prejudice to  UBS' limitations on
               -----------------
indemnifications provided for by Section 7.3, UBS and the Villa Managers acknowledge and agree that Del's remedies at law for any violation or attempted violation of any of UBS' and the Villa Managers's obligations under this Article VI would be inadequate and would cause immediate irreparable harm to Del, and agree that in the event of any such violation or attempted violation, Del shall be entitled to a temporary restraining order, temporary and permanent injunctions, and other equitable relief, without the necessity of posting any bond or proving any actual damage, in addition to all other rights and remedies which may be available to Del from time to time.

                                   ARTICLE VII
                                 INDEMNIFICATION

          Section 7.1 Survival of Representations, Warranties and Agreements.
                      ------------------------------------------------------
     Subject to the limitations set forth below and notwithstanding any investigation conducted at any time with regard thereto by or on behalf of Del, all representations, warranties, covenants, agreements and indemnities of UBS or Del, in this Agreement and in any other documents executed or delivered by the Parties pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, shall be deemed to have been made by each Party making such representation, as the case may be, at and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date) and shall survive the Closing Date for the maximum applicable statutory period allowed under Italian law. This Section 7.1 shall not limit any covenant or agreement of the Parties hereto, which by its terms contemplates performance after the Closing Date or after the termination of this Agreement.

          Section 7.2    Indemnification.
                         ---------------

          (a) Subject to the limitations set forth in Section 7.3 below, UBS hereby agrees to hold harmless and indemnify Del, and its respective directors, officers, controlling persons (if any), employees, agents, attorneys, shareholders, representatives, successors and assigns (hereinafter individually referred to as a "Del Indemnified Party"), from and against any and all losses, liabilities, damages, demands, claims, suits, actions, causes of action, judgments, assessments, costs and expenses, including, without limitation, interest, penalties, reasonable attorneys' fees, any and all expenses incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred or suffered by any Del Indemnified Party, directly or indirectly, as a result of, arising from, or relating directly or indirectly to: any breach or inaccuracy of the representations and warranties made by UBS and the tax covenant, pursuant to Sections 5.1 and 6.1(b) hereof ("Del Indemnifiable Claims").

          (b) Subject to the limitations set forth in Section 7.3 below, Del hereby agrees to hold harmless and indemnify UBS and its respective directors, officers, controlling persons (if any), employees, agents, attorneys, shareholders, representatives, successors and assigns (hereinafter individually referred to as a "UBS Indemnified Party" and together with a Del Indemnified Party, an "Indemnified Party") from and against any and all Damages asserted against, resulting to, imposed upon or incurred or suffered by, any UBS Indemnified Party, directly or indirectly, as a result of, arising from, or relating directly or indirectly to: (i) any inaccuracy in or breach or nonfulfillment of the representations or warranties made by Del in this Agreement (a "Misrepresentation"); or (ii) any breach or nonfulfillment of any of the covenants or agreements made by Del in this Agreement ("UBS Indemnifiable Claims" and together with Del Indemnifiable Claims, the "Indemnifiable Claims").

          (c) For purposes of this Article VII, all Damages shall be computed net of any insurance coverage, provided, however, that no reduction in Damages attributable to insurance coverage shall be applicable until such insurance proceeds are actually received or realized by the Indemnified Party.

          (d) Del shall be deemed to have suffered Damages with respect to an Indemnifiable Claim, if the same shall be suffered by any subsidiary or affiliate of Del, including, without limitation, the Company after the Closing.

     Section 7.3  Limitations on Indemnification.
                  ------------------------------

     (a) Notwithstanding anything contained in this Agreement to the contrary, the maximum aggregate liability of UBS for claims for indemnification for Taxes shall not under any circumstances exceed the following amounts (the "Indemnification Cap"):

          (i) If UBS has not exercised the warrants under the Warrant Agreement at the time of delivery of a Claim Notice for a Del Indemnifiable Claim for Taxes, UBS' liability for such Del Indemnifiable Claim shall not exceed the total fair market value (as defined below) of the shares of Del's common stock subject to the Warrant Agreement on the date of the Claim Notice. In order to receive indemnification for its Del Indemnifiable Claim for Taxes, Del shall have the right as its sole remedy hereunder to cancel such number of shares of Del's common stock subject to the Warrant Agreement as would equal the Del Indemnifiable Claim for Taxes based on the fair market value (as defined below) of Del's common stock on the date of the Claim Notice. In the alternative, UBS shall have the right to elect, in its sole discretion, to reimburse Del for the Del Indemnifiable Claim for Taxes in cash, subject to the limitation on UBS' liability set forth in the preceding sentence, in lieu of having Del cancel shares of Del's common stock subject to the Warrant Agreement, in which case Del shall not have the right to cancel, or otherwise seek recovery against for purposes of receiving indemnification hereunder, such shares of Del's common stock at any time thereafter;

          (ii) If UBS has exercised the warrants under the Warrant Agreement prior to the time of delivery of a Claim Notice for a Del Indemnifiable Claim for Taxes, UBS' liability for such Del Indemnifiable Claim shall not exceed the following amount:

               (x) if UBS has sold its shares of Del common stock  received as a result of exercising the warrants prior to the time of delivery of a Claim Notice for a Del Indemnifiable Claim for Taxes, UBS' liability shall be limited to the amount of gain realized by UBS in such sale, if any, which shall be an amount equal to the difference, if any, between the exercise price of the warrants (and any capital gain taxes incurred by UBS) and the price that UBS was paid for such shares of Del common stock, or

               (y) if UBS has not sold its shares of Del common  stock  received as a result of exercising the warrants prior to the time of delivery of a Claim Notice for a Del Indemnifiable Claim for Taxes, UBS'liability shall be limited to the amount of gain realized by UBS, if any, which shall be an amount equal to the difference, if any, between the exercise price of the warrants and the fair market value (as defined below) of Del's common stock held by UBS on the date of the Claim Notice; provided, however, that the Indemnification Cap shall not apply to any inaccuracy in or breach or nonfulfillment of the representations and warranties made by UBS pursuant to
                   Section 5.1 hereof. In the event UBS has exercised only a portion of the warrants under the Warrant Agreement at the time of delivery of a Claim Notice for a Del Indemnifiable Claim for Taxes, UBS'liability shall be limited by both Sections 7.3(a)(i) and 7.3(a)(ii) in proportion to the number of warrants that have and have not been exercised by UBS. Any payments of indemnification made hereunder in whatever form shall automatically further reduce UBS'limit of liability for any subsequent Del Indemnifiable Claim for Taxes.

          The "fair market value" for purposes of this Section 7.3 shall mean the closing price of Del's common stock as quoted on NASDAQ on the date of a Claim Notice. Notwithstanding anything contained in this Agreement to the contrary, UBS' obligation to indemnify Del shall be limited to the matters expressly described in Sections 7.2(a) of this Agreement and the Parties' rights for obtaining indemnification from UBS for Taxes under this Agreement shall be strictly limited to the amounts and remedies described in Section 7.3(a) herein. Any dispute with respect to indemnity amounts sought under this Section 7.3 shall be resolved in accordance with Section
     7.4 herein.


          (b) Notwithstanding anything to the contrary contained herein, neither Del nor UBS shall be entitled to any recovery from the other with respect to any breach of warranty or representation set forth herein or the indemnification provided for in Article VII hereof unless and until the aggregate amount of the applicable Indemnified Amounts suffered, sustained or incurred by the asserting party, or to which such party becomes subject, by reason of such breach or indemnity, shall exceed in the aggregate Twenty-Five Thousand ($25,000) Dollars (the "Cushion Amount") except for any breach of warranty or representation provided for in Section 5.1 hereof.

          (c) The foregoing provisions of this Section 7.3 notwithstanding, if, prior to the termination of any obligation of indemnity, written notice of a claimed breach or other occurrence or matter giving rise to a claim of indemnification is given by one Party to another Party, against a Party, the Party seeking indemnification shall not be precluded from pursuing such claimed breach, suit or action, or from recovering (whether through the courts or otherwise) on the claim, suit or action, by reason of the termination otherwise provided for herein.

          (d)  The  agreements  and  indemnities   contained   herein  shall  be
     cumulative, except that a party shall not recover more than once for the same Damages, Taxes or Other Amounts, as the case may be.

          (e) The amount required to be paid to an Indemnified Party for any Indemnified Claims, Taxes or Other Amounts, as the case may be, shall be the amount which, after taking into account the effect of Italian tax laws or the U.S. federal, state and local tax laws, as the case may be, places the Indemnified Party in the same position as if the matter giving rise to the indemnification had not occurred and such payment had not been received. Such amounts shall be paid not later than thirty (30) days after receipt by written notice from the Indemnifying Party, as hereinafter defined, stating that such Indemnified Claims, Taxes or Other Amounts, as the case may be, have been incurred and the amount thereof and of the related indemnity payment.

          Section 7.4 Procedure for Indemnification (other than for Third-Party
                      ---------------------------------------------------------
     Claims).
     ------

          (a) In order to seek indemnification under this Article VII, an Indemnified Party shall give written notification (a "Claim Notice") to Del or UBS, as the case may be, (the "Indemnifying Party") which contains (i) a description and the amount (the "Claimed Amount") of any Damages incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article VII for such Damages and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages.

          (b) Within twenty (20) days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response (the "Response") in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount in the manner set forth herein), (ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the "Agreed Amount") (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount); or (iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Indemnifying Party in the Response disputes the payment of all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall follow the procedures set forth below (c) for the resolution of such dispute (a "Dispute").

          (c) During the thirty (30) day period following the delivery of a Response that reflects a Dispute, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such thirty (30) day period, the Indemnifying Party and the Indemnified Party shall discuss in good faith the submission of the Dispute to arbitration, pursuant to Section 8.9 hereof.


          Section 7.5 Procedure for Indemnification with Respect to Third-Party
                      ---------------------------------------------------------
     Claims.
     ------

          (a) If an Indemnified Party determines to seek indemnification under this Article VII with respect to Indemnifiable Claims resulting from the assertion of liability by third parties, it shall give written notice to the Indemnifying Party promptly, but in no event later than forty-five (45) days after such Indemnified Party becomes aware of any such Indemnifiable Claim, which notice shall set forth such material information with respect to such Indemnifiable Claim as is then reasonably available to such Indemnified Party. If any such liability is asserted against an Indemnified Party and such Indemnified Party notifies the Indemnifying Party of such liability, the Indemnifying Party shall be entitled, if it so elects by written notice delivered to such Indemnified Party within fifteen (15) days after receiving such Indemnified Party's notice (the "Response Period"), to participate in and, if (i) in the judgment of the Indemnified Party such claim can properly be resolved by money damages alone and the Indemnifying Party has the financial resources to pay such damages and (ii) the Indemnifying Party admits that this indemnity fully covers the claims or litigation, the Indemnifying Party shall be entitled to direct the defense of such asserted liability with counsel reasonably satisfactory to such Indemnified Party. With respect to any assertion of liability by a third party that results in an Indemnifiable Claim, the parties shall make available to each other all relevant information in their possession which is material to any such assertion.

          (b) In the event that the Indemnifying Party fails to assume the defense of an Indemnified Party against any such Indemnifiable Claim within the Response Period, such Indemnified Party shall have the right to defend, compromise or settle such Indemnifiable Claim on behalf, for the account, and at the risk of the Indemnifying Party.

          (c) Notwithstanding anything in this Section 7.5 to the contrary, the Indemnifying Party will not be entitled to assume control of the defense of an Indemnifiable Claim, and will pay the reasonable fees and expenses of legal counsel retained by the Indemnified Party, if after Indemnified Party's consultation with the Indemnifying Party concerning opportunities for both parties to cooperate or participate in the defense:

               (i) the Indemnified Party reasonably believes that an adverse determination of such proceeding could be detrimental to or injure the Indemnified Party's reputation or future business prospects;


               (ii) the Indemnified Party reasonably believes that there exists or could arise a conflict of interest which, under applicable principles of legal ethics, could prohibit a single legal counselfrom representing both the Indemnified Party and the Indemnifying Party in such proceeding;

               (iii) a court of competent jurisdiction rules that the Indemnifying Party has failed or is failing to prosecute or defend vigorously such claim.

          (d) The Indemnifying Party shall not, without such Indemnified Party's prior written consent, settle or compromise any Indemnifiable Claim or consent to entry of any judgment in respect of any Indemnifiable Claim.

                                  ARTICLE VIII
                                  MISCELLANEOUS

          Section 8.1 Notices. All notices and other communications under this
                      -------
     Agreement to any Party ("Notices") shall be in writing and shall be deemed given when delivered to that Party, sent by airmail registered letter, return receipt requested or by facsimile transmission or by electronic mail (in each case, with electronic confirmation) to that Party at the facsimile number or e-mail address, as the case may be, for that Party set forth below and confirmed by airmail registered letter, return receipt requested, or delivered by Federal Express or any similar express delivery service to that Party at the address set forth below:

               (a)  If to Del:

                         Del Global Technologies Corp.
                         One Commerce Park
                         Valhalla, New York 10595
                         Phone: (914) 686-3600; Fax: (914) 686-5425
                         Attn:   Leonard A. Trugman
                                 Chairman, CEO and President
                         E-Mail: tdel1001@aol.com

                    With a copy to:

                         Tashlik, Kreutzer & Goldwyn PC
                         833 Northern Blvd.
                         Great Neck, NY  11021
                         Phone:  (516) 466-8005; Fax: (516) 829-6509
                         Attn:   Martin M. Goldwyn, Esq.
                         E-Mail: mgoldwyn@tkgcounsel.com

                    With a further copy to:

                         Piergrossi Villa Manca Graziadei
                         via Festa Del Perdono 10,
                         20122 Milano, Italy
                         Phone: 011 39 02 58303657; Fax: 011 39 02 58303818
                         Attn: Alberto Piergrossi, Esq.
                         E-Mail: aap@pvmg.com


               (b)  If to each member of the Villa Managers:


                         Villa Sistemi Medicali S.p.A.
                         Via dell Azalee, 3
                         29909 Buccinasco
                         Milano, Italy
                         Phone: 011 39 02 48859213; Fax: 011 39 02 4881844
                         Attn:   Dr. Giuseppe Ammendola
                         E-Mail: emilio.bruschi@villasm.com


                    With a copy to:

                         Mainini e Associati
                         via Cesare Battisti, 15
                         20121, Milano, Italy
                         Phone: 011 39 02 55013143; Fax: 011 39 02 55013594
                         Attn:   Daniela Mainini
                         E-Mail: dmainini@pn.itnet.it

                (c) If to UBS:

                         UBS Capital S.p.A.
                         Via T. Salvini, 10
                         20122, Milano, Italy
                         Phone: 011 3902 76 0981; Fax: 011 3902 7609 8200
                         Attn:   Dr. Franco Riccardi
                         E-Mail: franco.riccardi@ubs.com



                     With a copy to:

                         Studio Legale
                         C.so Matteotti 10
                         20121 Milano, Italy
                         Phone: 011 39 02 77 4201; Fax: 011 39 02 76 394361
                         Attn:   Guido Testa, Esq.
                         E-Mail: Guido.Testa@vita-fabbrini.com


     Any Party may change its facsimile number or address for notices under this Agreement at any time by giving the other Parties notice of such change.

          Section  8.2  Non-Waiver.  No failure by any Party to insist upon
                        ----------
     strict compliance with any term or provision of this Agreement, to exercise any option, to enforce any right, or to seek any remedy upon any default of any Indemnifying Party shall affect, or constitute a waiver of, the first Party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default. No custom or practice of the Parties at variance with any provisions of this Agreement shall affect or constitute a waiver of any Party's right to demand strict compliance with all provisions of this Agreement.

          Section 8.3 Genders and Numbers. Where permitted by the context, each
                      -------------------
     pronoun used in this Agreement includes the same pronoun in other genders and numbers, and each noun used in this Agreement includes the same noun in other numbers.

          Section  8.4 Headings. The  headings  of the  various  Articles  and
                       --------
     Sections of this Agreement are not part of the context of this Agreement, are merely labels to assist in locating such Articles and Sections, and shall be ignored in construing this Agreement.

          Section 8.5  Counterparts. This Agreement may be executed in multiple
                       ------------
     counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Agreement.

          Section 8.6 Entire Agreement. This Agreement, the Option Agreement,
                      ----------------
     the Pledge Agreement and the Warrant Agreement ("Additional Documents") (all of which are hereby incorporated by reference) constitute the entire agreement and supersede all prior or contemporaneous discussions, negotiations, agreements and understandings (both written and oral) among the Parties with respect to the subject matter hereof and thereof. All obligations of any Party under any Additional Document shall constitute an obligation of such Party under this Agreement. Any capitalized terms used in any Additional Document which are not otherwise defined therein shall have the respective meanings given such terms in this Agreement.

          Section 8.7 No Third-Party Beneficiaries. Nothing contained in this
                      ----------------------------
     Agreement, express or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the Parties, any rights, remedies or other benefits under or by reason of this Agreement.

          Section 8.8  Governing Law. This Agreement shall be governed by and
                       -------------
     construed in accordance with the laws of Italy.

          Section 8.9  Arbitration.
                       -----------

          (a) Any disputes or disagreements between the Parties in connection with this Agreement, which cannot be resolved in an amicable fashion during sixty (60) days after the receipt of Notice from one Party by the other
     Party about the existence of such dispute, shall be settled by binding arbitration, to be conducted in the English language under the auspices of the International Chamber of Commerce ("ICC") at the Court of International Arbitration (the "Court") in Paris, France. Arbitration shall be conducted in accordance with the procedure established by the ICC Rules of Arbitration in force at the time of submittal of the dispute to arbitration.

          (b) Arbitration is conducted in arbitration tribunal consisting of three (3) arbitrators appointed in the following fashion:

          1. The claimant shall nominate one arbitrator and shall by notice in writing require the other Party to nominate an arbitrator within thirty
     (30) days of the date of the Notice, failing which such arbitrator shall, at the request of the claimant, be appointed by the Court. For the purpose of the nomination of the party-appointed arbitrators, the Villa Managers shall be treated as one party.

          2. The third arbitrator, who shall serve as chairman, shall be appointed by agreement between the two (2) arbitrators appointed under (a) above, or, in default of agreement within thirty (30) days of the appointment of the second arbitrator, on the nomination of the Court at the written request of either Party to the dispute.


          3. In case of a multiparty dispute or disagreement, all three arbitrators shall be appointed by the Court.

          4. Should a vacancy arise because any arbitrator dies, resigns, refuses to act or becomes incapable of performing his functions, the vacancy shall be filled by the method by which that arbitrator was originally appointed.

          (c) In the event of default by either Party in respect of any procedural order made by the tribunal, the tribunal shall have the power to proceed with the arbitration in the absence of that Party and to deliver its award.

          (d) The proceedings shall be conducted in the English language with translations into Italian and all arbitrators shall be conversant in and have a thorough command of the English language. In no event shall the arbitrators be empowered to disregard the intent of the Articles of this Agreement or of any document referenced herein.

          (e) Any award or procedural decision of the tribunal shall, if necessary, be made by majority vote. In the event of no majority being formed, the chairman shall have an additional controlling vote. Any written award or procedural decision shall be rendered in both the English and Italian languages. Any award of the arbitrators shall be final and binding and judgment upon any arbitral award may be entered and enforced by any court or judicial authority of competent jurisdiction.

          (f) The Parties expressly stipulate and agree that they shall submit to the jurisdiction of the arbitral tribunal in Paris, France and shall not use any other applicable defense to this jurisdiction or to enforcement of judicial or arbitral decisions to resolve any such dispute including but not limited to the defense of sovereign immunity.

          Section 8.10 Binding Effect; Assignment. This Agreement shall be
                       --------------------------
     binding upon, inure to the benefit of and be enforceable by and against the Parties and their respective heirs, personal representatives, successors and assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be transferred or assigned by any of the Parties without the prior written consent of the other Parties. Notwithstanding the foregoing, Del shall have the right to assign any of its rights, interests or obligations under this Agreement, in whole or in part, to any direct or indirect subsidiary of Del.

          Section  8.11  Expenses. The Parties shall pay their own costs and
                         --------
     expenses associated with the transactions contemplated by this Agreement, including without limitation the fees and expenses of their legal counsel, accountants and financial advisors.

          Section  8.12  Public Announcements.  Neither Del, UBS, nor Villa
                         --------------------
     Managers shall, without the prior written consent of all Parties, make any public announcement or statement with respect to the transactions contemplated in this Agreement, except as may be necessary to comply with applicable requirements of the U.S. federal or state securities laws or any governmental order or regulation.

          Section  8.13 No Right of Rescission. This Agreement shall not be
                        ----------------------
     subject to rescission by any party hereto after the Closing Date hereof.

          Section  8.14  Severability. With  respect to any  provision of this
                         ------------
     Agreement finally determined by the Court to be unenforceable, such Court shall have jurisdiction to reform such provision so that it is enforceable to the maximum extent permitted by applicable law, and the Parties shall abide by such Court's determination. In the event that any provision of this Agreement cannot be reformed, such provision shall be deemed to be severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

                                    DEL GLOBAL TECHNOLOGIES CORP.

                                    By /s/Leonard A. Trugman
                                       __________________________________
                                    Name:  Leonard A. Trugman
                                    Title:  Chairman, CEO & President



                                    By /s/Giuseppe Ammendola
                                       __________________________________
                                    Name: Giuseppe Ammendola


                                    By /s/Emilio Bruschi
                                      __________________________________
                                    Name: Emilio Bruschi


                                    By /s/Bruno Gritti
                                      __________________________________
                                    Name:  Bruno Gritti


                                    By /s/Luigi Emmanuele
                                      __________________________________
                                    Name: Luigi Emmanuele


                                    By /s/Roberto Daglio
                                      __________________________________
                                    Name: Roberto Daglio



                                    UBS CAPITAL S.p.A.


                                    By /s/Franco Ricardi
                                      __________________________________
                                    Name: Franco Ricardi
                                    Title: President

                                    EXHIBIT A

                              MEMBERS OF VILLA MANAGERS


                               Giuseppe Ammendola
                                 Emilio Bruschi
                                  Bruno Gritti
                                 Luigi Emmanuele
                                 Roberto Daglio


                                    EXHIBIT B
                                PLEDGE AGREEMENT



                                    EXHIBIT C
         OPERATING FACILITIES PURCHASE AGREEMENT (IN FINANCIAL LEASING)



                                    EXHIBIT D
                                WARRANT AGREEMENT




                                    EXHIBIT E
                       LIST OF SHAREHOLDERS OF THE COMPANY

                                                                     Exhibit 4.2


                                OPTION AGREEMENT
                                      among
                      DEL GLOBAL TECHNOLOGIES CORPORATION,
                             MR. GIUSEPPE AMMENDOLA,
                               MR. EMILIO BRUSCHI,
                                MR. BRUNO GRITTI,
                              MR. LUIGI EMMANUELE,
                               MR. ROBERTO DAGLIO
                                      Dated
                                December 28, 1999

                                TABLE OF CONTENTS

                                                                           PAGE

PRELIMINARY STATEMENTS.......................................................1

ARTICLE I  GRANT AND EXERCISE OF OPTION......................................2
         Section 1.1       Grant of Option...................................2
         Section 1.2       Exercise of the Option............................2

ARTICLE II  CONSUMMATION OF TRANSACTIONS.....................................2
         Section 2.1       Location of the Closing...........................2
         Section 2.2       Documents to be Delivered at the Closing..........2

ARTICLE III  CONDITIONS......................................................3
         Section 3.1       Conditions to Obligations of Villa Management
                           and the Company...................................3
         Section 3.2       Conditions to the Obligations of Del..............4

ARTICLE IV  COVENANTS OF THE VILLA MANAGERS..................................5
         Section 4.1       Standstill Agreement During the Exercise Period...5
         Section 4.2       Limitations on Corporate Action...................5
         Section 4.3       Employment Contract...............................6
         Section 4.4       The Closing Certificate...........................6
         Section 4.5       Complete Disclosure...............................6

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF
         GIUSEPPE AMMENDOLA .................................................7
         Section 5.1       Representations...................................7
         Section 5.2       Capitalization and Security Holders...............7
         Section 5.3       Corporate Power and Authority.....................7
         Section 5.4       Consents and Approvals............................8
         Section 5.5       Financial Statements..............................8
         Section 5.6       Legal Proceedings.................................8
         Section 5.7       Accounts Receivable...............................8
         Section 5.8       No Conflict or Default............................8

                                                                           PAGE

ARTICLE VI  COVENANTS OF THE PARTIES.........................................9
         Section 6.1       General...........................................9
         Section 6.2       Other Governmental Matters........................9
         Section 6.3       Cooperation.......................................9

ARTICLE VII  INDEMNIFICATION.................................................9
         Section 7.1       Survival of Representations, Warranties
                           and Covenants.....................................9
         Section 7.2       Indemnification..................................10
         Section 7.3       Procedure for Indemnification (other than
                           for Third-Party Claims)..........................11
         Section 7.4       Procedure for Indemnification with Respect
                           to Third-Party Claims............................12

ARTICLE VIII  MISCELLANEOUS.................................................13
         Section 8.1       Notices..........................................13
         Section 8.2       Non-Waiver.......................................15
         Section 8.3       Genders and Numbers..............................15
         Section 8.4       Headings.........................................15
         Section 8.5       Counterparts.....................................15
         Section 8.6       Entire Agreement.................................15
         Section 8.7       No Third-Party Beneficiaries.....................15
         Section 8.8       Governing Law....................................15
         Section 8.9       Arbitration......................................16
         Section 8.10      Binding Effect; Assignment.......................17
         Section 8.11      Injunctive Relief................................17
         Section 8.12      Expenses.........................................17
         Section 8.13      Public Announcements.............................17
         Section 8.14      Power of Attorney................................18
         Section 8.15      Severability.....................................19

                                    EXHIBITS

                                                                          PAGE

         EXHIBIT A         CERTAIN PROVISIONS TO BE INCLUDED IN THE
                           SHAREHOLDERS AGREEMENT OF VILLA SISTEMI
                           MEDICALI S.p.A...................................21

                                OPTION AGREEMENT


     Option Agreement dated December 28, 1999, by and among Del Global Technologies Corp. ("Del"), a New York corporation, Italian tax code No.
97252970153, and Mr. Giuseppe Ammendola (Italian tax code No. MMN CML 47E25 H224O), Mr. Emilio Bruschi (Italian tax code No. BRS MLE 50M03 G634Q), Mr. Bruno Gritti (Italian tax code No. GRT BNN 55D23 B112R), Mr. Luigi Emmanuele (Italian tax code No. MMN LGU 47B10 C351Y) and Mr. Roberto Daglio (Italian tax code No. DGL RRT 54A24 F205Y) (collectively with Del sometimes hereinafter individually referred to as a "Party" and collectively as the "Parties"). All capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Stock Purchase Agreement referred to below.

                             PRELIMINARY STATEMENTS


     WHEREAS, Del, the Villa Managers and UBS Capital S.p.A. ("UBS") are parties to a Stock Purchase Agreement, dated of even date herewith (the "Stock Purchase Agreement"), pursuant to which Del acquired No. 1,235,000 (equal to approximately 19%) of the issued and outstanding shares of capital stock ("Capital Stock") of Villa Sistemi Medicali S.p.A. (the "Company");

     WHEREAS, in order to induce Del to enter into the Stock Purchase Agreement and as partial compensation therefor, the Villa Managers are willing to grant to Del an exclusive irrevocable option (the "Option") to purchase additional No. 3,965,000 (equal to approximately 61%) of the shares of Capital Stock of the Company (the "Option Shares"), so that upon exercise of the Option Del shall own No. 5,200,000 (equal to approximately 80%) of the issued and outstanding shares of capital stock of the Company;

     WHEREAS, Giuseppe Ammendola owns said No. 3,965,000 shares of capital stock of the Company (in addition to other shares) and is willing to sell them to Del, upon Del's exercising the Option, provided, however, that all the other Villa Managers shall remain bound to such obligation to sell, jointly and severally with Giuseppe Ammendola;

     WHEREAS, upon exercise of the Option, Del shall make an additional capital contribution of $1,000,000 (the "Additional Contribution") to the charter capital of the Company; and

     WHEREAS, the Parties hereto desire to set forth their agreement as to certain matters regarding, among other things, certain rights and obligations in respect to the Option Shares and the management of the Company as provided herein.

                                    ARTICLE I
                          GRANT AND EXERCISE OF OPTION

     Section 1.1 Grant of Option.  The Villa  Managers  hereby certify that, for
                 ---------------
value received, Del is entitled to purchase from them No. 3,965,000 issued and outstanding shares of Capital Stock of the Company, which constitutes approximately 61% of the issued and outstanding shares of the Company, for an aggregate purchase price of $1,000 (the "Purchase Price"), exercisable as provided below. The Company as of the date hereof has No. 6,500,000 issued and authorized shares, of which the Villa Managers own 5,080,427 shares.


     Section 1.2 Exercise of the Option.  This Option shall be exercisable for a
                 ----------------------
period commencing from the date hereof through a date sixty (60) days after the delivery by Ernst and Young, the independent auditors of the Company, of the certified financial statements of the Company for the period ending December 31, 1999 (the "Financial Statements") to Del (the "Exercise Period"). The date for the exercise of the Option (the "Closing Date") shall be chosen by Del in its sole discretion within the Exercise Period.

                                   ARTICLE II
                          CONSUMMATION OF TRANSACTIONS

     Section 2.1  Location of the Closing.  The closing for the exercise of the
                  -----------------------
Option (the "Closing") will take place on the Closing Date, at the offices of Piergrossi Villa Manca Graziadei, Via Festa del Perdono 10, 20122 Milano, at
10:00 a.m. or at or on such other time, date and place, or by facsimile or overnight delivery, as shall be mutually agreed to by the Parties.


     Section  2.2  Documents to be Delivered at the Closing.  The  following
                   ----------------------------------------
documents shall be delivered at the Closing:

     (a) Del shall have received No. 3,965,000 Option Shares (which are already pledged to Del pursuant to the Pledge Agreement), duly endorsed before an Italian notary public, evidencing Del's ownership;

     (b) Executed Shareholders Agreement, as specified in Section 3.2(d);

     (c) Evidence of bank wire transfers by Del of the Purchase Price and the Additional Contribution, as set forth herein;

     (d) The Company shall have delivered to Del the Financial Statements as defined in Section 1.2 above;

     (e) An employment agreement between the Company and Giuseppe Ammendola shall be executed and delivered to the Company;

     (f) Any other document or instrument of conveyance and transfer necessary to implement and consummate this Agreement or any other documents which may be reasonably requested by the Parties to consummate the transactions contemplated herein.

     Unless otherwise provided in this Agreement, all documents and instruments delivered shall be dated the Closing Date and shall be reasonably satisfactory as to form and content to each Party and its respective counsel.


                                   ARTICLE III
                                   CONDITIONS

     Section  3.1  Conditions to Obligations of the Villa Managers.   The
                   -----------------------------------------------
obligations of the Villa Managers to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of all of the following conditions unless waived by the Villa Managers in writing:


     (a) The representations and warranties of Del, set forth in Article III of the Stock Purchase Agreement shall be true and correct as of the Closing Date as though made at and as of the Closing Date.


     (b) Del shall have performed and observed in all material respects all obligations and conditions to be performed or observed by it pursuant to this Agreement at or prior to the Closing Date.

     (c) No action or proceeding before any court or governmental body will be pending or threatened wherein a judgment or order would prevent any of the transactions contemplated hereby or cause such transactions to be declared unlawful or rescinded.


     Section 3.2 Conditions to the Obligations of Del. The obligations of Del to
                 ------------------------------------
consummate the transactions contemplated by this Agreement shall be subject to the fulfillment of all of the following conditions unless waived by Del in writing:

     (a) The  representations  and warranties of Giuseppe Ammendola set forth in
Article IV of the Stock Purchase Agreement shall be true and correct as of the Closing Date as though made at and as of the Closing Date.

     (b) The Company shall have delivered to Del the Financial Statements as defined in Section 1.2 above.

     (c) The Board of Directors of the Company on the Closing Date shall consist of two duly elected Directors nominated by Del and one duly elected Director nominated by the Villa Managers.

     (d) The shareholders of the Company shall have, within a reasonable time, but in no event later than thirty (30) days from the date hereof, executed a Shareholders Agreement in form and substance satisfactory to Del, containing the applicable restrictions set forth in Section 4.2 hereof and the following terms, among others:

          1.   Right of first refusal.

          2.   Permitted conveyances.

          3.   Special approvals, if any.

          4. A right of shareholders to put shares of the Company to Del during such period of time and on such terms as shall be agreed to by Del.

     Attached hereto as Exhibit A is the agreed text of some provisions which shall be incorporated into the Shareholders Agreement, as provided herein.

     It is however understood and agreed that, should any of the above provisions (i) be already included in the By-laws of the Company or (ii) be in contradiction with mandatory provisions of Italian law, the parties shall amend and adapt them.


                                   ARTICLE IV
                         COVENANTS OF THE VILLA MANAGERS

     Section 4.1  Standstill Agreement During the Exercise Period.  The Villa
                  -----------------------------------------------
Managers hereby agree and covenant with Del that from the date hereof, during the Exercise Period and up to and including the Closing Date, the Villa Managers shall not negotiate nor enter into any agreement for the disposition of any of the Company's stock or assets with any party or for the disposition of any of the Villa Managers' shares of Capital Stock in the Company.

     Section 4.2 Limitations on Corporate Action. During the Exercise Period and
                 -------------------------------
up to and including the Closing Date, the Villa Managers hereby agree and covenant with Del that they shall not and they shall not allow the Board of Directors to take any of the following actions on behalf of the Company, unless approved unanimously by the Board of Directors of the Company, as the case may be:

     (a) To sell the assets of the Company other than in the ordinary course of business, whether by merger, liquidation, recapitalization or other transaction;

     (b) To conduct any new lines of business not presently proposed to be conducted by the Company;


     (c) To borrow  money,  in addition  to the  existing  financings  listed on
Schedule 4.15 to the Stock Purchase Agreement, required for the business and affairs of the Company and/or secure the repayment of such borrowing by executing mortgages, pledging or otherwise encumbering or subjecting to security interests all or any substantial part of the assets of the Company or any major asset of the Company, and to repay, finance, replace, refinance, increase, modify, consolidate or extend the maturity of any indebtedness created by such borrowing, or any such mortgage, pledge, encumbrance or other security device;

     (d) To guarantee the indebtedness of any person;

     (e) To approve any capital expenditure or lease of more than $25,000 in the aggregate by the Company thereunder;

     (f) To enter into any contractual arrangement which would obligate the Company to pay in the aggregate more than $50,000;

     (g) To approve any additional employment compensation for any employee or consultant listed on Schedule 4.23 to the Stock Purchase Agreement;

     (h) To adopt or amend any employee benefit or compensation plan or any employment or consulting agreement;

     (i) To declare any dividends or distributions by the Company;

     (j) To sell or grant any rights to acquire, whether by conversion, exchange or otherwise, any capital stock or assets of the Company; and

     (k) To propose to amend the By-Laws or the Certificate of Formation of the Company.

     Section 4.3 Employment Contract.  As of the Closing Date, the Company shall
                 -------------------
enter into an employment agreement with Giuseppe Ammendola containing standard non-competition and confidentiality clauses and other terms customarily used by Del in similar transactions.

     Section 4.4 The Closing Certificate.  The Villa Managers shall deliver a
                 -----------------------
closing certificate (the "Closing Certificate") containing the following assurances for the period from the date hereof and up to and including the Closing Date:

     (a) There shall have occurred no Material Adverse Effect (as defined in the Stock Purchase Agreement) in the operations, assets, business or conditions (financial or otherwise) of the Company;

     (b) The Company shall have operated its business in the normal course, consistent with past practice, and shall not have suffered any damage, destruction, loss or occurrence, whether covered by insurance or not, which may result in a Material Adverse Effect with respect to the value of the Company;

     (c) Neither the Company nor the Villa Managers have taken any action in violation of Sections 4.1 and 4.2 hereof;

     Section 4.5 Complete Disclosure.  No representation, warranty or covenant
                 -------------------
made by the Villa Managers in this Agreement or in any Schedules hereto delivered by or on behalf of the Villa Managers contains, or will contain as of the Closing Date, any untrue statement of a material fact or omits, or will omit as of the Closing Date, a material fact necessary to make the statements contained herein or therein not misleading.



                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                              OF GIUSEPPE AMMENDOLA

THE REPRESENTATIONS AND WARRANTIES MADE BY GIUSEPPE AMMENDOLA IN THIS ARTICLE IV SHALL NOT BE, UNDER ANY CIRCUMSTANCES, CONSTRUED AS INVOLVING ANY PERSONAL LIABILITY WHATSOEVER BY MR. AMMENDOLA AS TO ANY MATTER COVERED BY THIS ARTICLE V

     Section 5.1 Representations.  Giuseppe Ammendola represents and warrants to
                 ---------------
Del that (i) the statements contained in this Article V to the best of his knowledge and in good faith are true, correct, and complete as of the date hereof and (ii) the statements contained in Sections 5.1, 5.3, 5.4, 5.6 and 5.7 shall be true and correct as of the Closing Date to the best of his knowledge and in good faith as though made at and as of the Closing Date:


     Section 5.2  Capitalization and Security Holders.  The authorized  capital
                  -----------------------------------
stock of the Company consists of 6,500,000 shares authorized, all of which are issued and outstanding as of the date hereof ("Company Shares".) Exhibit C attached to this Agreement contains a correct and complete list of the names and addresses of all of the shareholders and all the Company Shares owned beneficially and of record by each such shareholder after giving effect to the transactions contemplated in the Stock Purchase Agreement. Each outstanding Company Share will have been duly authorized and validly issued, fully paid and nonassessable, and no Company Share will have been issued in violation of preemptive or similar rights as of the Closing Date. Except for the Option granted pursuant to this Agreement, there are no outstanding subscriptions, options, warrants, puts, calls, agreements, understandings, claims, or other commitments or rights of any type relating to the issuance, sale or transfer by the Company or any shareholder of any securities of the Company, nor are there outstanding any securities which are convertible into or exchangeable for shares of capital stock of the Company; and the Company has no obligations of any kind to issue any additional securities or to pay for any securities of the Company or any predecessor. The issuance and sale of all securities of the Company has been in full compliance in all material respects with the requirements of all applicable Italian securities laws or pursuant to valid exemptions therefrom.

     Section 5.3 Consents and Approvals.  Neither the execution and delivery of
                 ----------------------
this Agreement nor the consummation of the transactions contemplated by this Agreement requires or will require before or on the Closing Date any action or consent or approval of, or review by, or registration with, any third party, court or governmental body or other agency, instrumentality or authority.

     Section 5.4 Financial Statements. The Financial Statements will be true and
                 --------------------
correct in all material respects and will fairly present the financial condition and results of operations of the Company as of the dates stated and the results of operations of the Company for the periods then ended.

     Section 5.5 Legal Proceedings. There are no actions pending or, to the best
                 -----------------
knowledge of Giuseppe Ammendola, threatened for the purpose of enjoining or preventing this Agreement or any other transaction contemplated by this Agreement. The Company is not subject to any judgment, order or decree, or any governmental restriction, which could have a material adverse effect on the ability of the Company to issue the Option Shares or to take any actions relating thereto.

     Section 5.6 Accounts Receivable.  All accounts and notes receivable and
                 -------------------
accounts and notes payable of the Company as of the date hereof, and any accounts and notes receivable and payable arising between such date and the Closing Date are and will be created in the ordinary course of the Company's business.

     Section 5.7 No Conflict or Default.  Neither the  execution and delivery of
                 ----------------------
this Agreement nor compliance by the Company with the terms and provisions of this Agreement, will violate any Applicable Laws or Permits (as such terms are defined in the Stock Purchase Agreement) or conflict with or result in the breach of any term, condition or provision of the Certificate of Formation, Bylaws, or other organizational document of the Company, or of any contract, writ, order, decree, restriction, legal obligation or instrument to which the Company is a party or by which the Company or any of its respective assets or properties are or may be bound or affected, or constitute a default (or an event which, with the giving of notice, the passage of time, or both would constitute a default) thereunder, or result in the creation or imposition of any lien, security interest, charge or encumbrance, or restriction of any nature whatsoever with respect to any properties or assets of the Company, or give to others any interest or rights, including rights of termination, acceleration or cancellation in or with respect to any of the properties, assets, Contracts or business of the Company, or violate any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental or regulatory body against or binding upon, the Company or any of its securities, properties, assets or business.


                                   ARTICLE VI
                            COVENANTS OF THE PARTIES


     Section  6.1  General.  Each Party  shall use all  commercially  reasonable
                   -------
efforts to take all actions and do all things necessary, proper or advisable to consummate the sale and the other transactions contemplated by this Agreement, including without limitation using all commercially reasonable efforts to cause the satisfaction of the conditions set forth in Article IV of this Agreement for which such Party is responsible as soon as reasonably practicable and to prepare, execute, acknowledge or verify, deliver, and file such additional documents, and take or cause to be taken such additional actions, as any Party may reasonably request to carry out the purposes or intent of this Agreement.

     Section  6.2  Other Governmental Matters.   Each Party shall use all
                   --------------------------
commercially reasonable efforts to take any additional action that may be necessary, proper or advisable in connection with any other notices to, filings with, and authorizations, consents and approvals of any court, administrative agency or commission, or other governmental authority or instrumentality, that it may be required to give, make or obtain in connection with this Agreement or the transactions contemplated hereby.

     Section 6.3 Cooperation.  On and after the date hereof and up to and on the
                 -----------
Closing Date, each Party hereto agrees to execute any and all further documents and writings and to perform such other commercially reasonable actions which may be or become necessary or appropriate to effectuate and carry out this Agreement.

                                   ARTICLE VII
                                 INDEMNIFICATION

     Section 7.1 Survival of Representations, Warranties and Covenants. Subject
                 -----------------------------------------------------
to the limitations set forth below and notwithstanding any investigation conducted at any time with regard thereto by or on behalf of Del, all representations, warranties, covenants, agreements and indemnities of the Villa Managers, Giuseppe Ammendola or Del, in this Agreement and in any other documents executed or delivered by the Parties pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, including, without limitation, any exhibits or schedules hereto (the "Schedules") shall be deemed to have been made by each Party making such representation, as the case may be, at and as of the date hereof (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date). The Pledge Agreement, dated of even date herewith, shall continue in full force and effect during the Exercise Period and shares owned by the Villa Managers in the Company or purchased from UBS by the Villa Managers shall continue to be pledged thereunder to restrict the sale, transfer or pledge of the shares of Capital Stock of the Company owned by the Villa Managers pursuant to this Article VII until the expiration of the Exercise Period. This
Section 7.1 shall not limit any covenant or agreement of the Parties hereto, which by its terms contemplates performance after the Closing Date or after the termination of this Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     Section 8.1 Notices. All notices and other communications under this Agreement to any Party ("Notices") shall be in writing and shall be deemed given when delivered personally to that Party, sent by airmail registered letter, return receipt requested or by facsimile transmission or by electronic mail (in each case, with electronic confirmation) to that Party at the facsimile number or e-mail address as the case may be, for that Party set forth below, or delivered by Federal Express or any similar express delivery service for delivery to that Party at the address set forth below:

                    (a)  If to Del:

                             Del Global Technologies Corporation
                             One Commerce Park
                             Valhalla, New York 10595
                             Phone: (914) 686-3600; Fax: (914) 686-5425
                             Attn:  Leonard A. Trugman
                                    Chairman, CEO and President
                             E-Mail: tdel1001@aol.com

                         With a copy to:

                             Tashlik, Kreutzer & Goldwyn PC
                             833 Northern Blvd.
                             Great Neck, NY  11021
                             Phone:  (516) 466-8005; Fax: (516) 829-6509
                             Attn:   Martin M. Goldwyn, Esq.
                             E-Mail: mgoldwyn@tkgcounsel.com

                         With a further copy to:

                             Piergrossi Villa Manca Graziadei
                             via Festa Del Perdono 10,
                             20122 Milano, Italy
                             Phone: 011 39 02 58303657; Fax: 011 39 02 58303818
                             Attn: Alberto Piergrossi, Esq.
                             E-Mail: aap@pvmg.com

                    (b)  If to each member of the Villa Managers
                         c/o the Company:

                             Villa Sistemi Medicali S.p.A.
                             Via dell Azalee, 3
                             29909 Buccinasco
                             Milano, Italy
                             Phone: 011 39 02 48859213; Fax: 011 39 02 4881844
                             Attn:   Dr. Giuseppe Ammendola
                             E-Mail: emilio.bruschi@villasm.com


                         With a copy to:

                             Mainini e Associati
                             via Cesare Battisti, 15
                             20121, Milano, Italy
                             Phone: 02 55 01 31 43; Fax: 02 55 01 35 94
                             Attn:   Daniela Mainini, Esq.
                             E-Mail: dmainini@pn.itnet.it

Any Party may change its facsimile number or address for notices under this Agreement at any time by giving the other Parties notice of such change.

     Section  8.2  Non-Waiver.  No  failure by any Party to insist  upon  strict
                   ----------
compliance with any term or provision of this Agreement, to exercise any option, to enforce any right, or to seek any remedy upon any default of any Indemnifying Party shall affect, or constitute a waiver of, the first Party's right to insist upon such strict compliance, exercise that option, enforce that right, or seek that remedy with respect to that default or any prior, contemporaneous, or subsequent default. No custom or practice of the Parties at variance with any provisions of this Agreement shall affect or constitute a waiver of any Party's right to demand strict compliance with all provisions of this Agreement.

     Section 8.3 Genders and  Numbers.  Where permitted by the context, each
                 --------------------
pronoun used in this Agreement includes the same pronoun in other genders and numbers, and each noun used in this Agreement includes the same noun in other numbers.

     Section 8.4 Headings.  The headings of the various Articles and Sections of
                 --------
this Agreement are not part of the context of this Agreement, are merely labels to assist in locating such Articles and Sections, and shall be ignored in construing this Agreement.

     Section  8.5  Counterparts.  This  Agreement  may be  executed  in multiple
                   ------------
counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same Agreement.

     Section 8.6 Entire Agreement.  This Agreement, the Stock Purchase Agreement
                 ----------------
and the Pledge Agreement ("Additional Documents") (all of which are hereby incorporated by reference) constitute the entire agreement and supersede all prior or contemporaneous discussions, negotiations, agreements and understandings (both written and oral) among the Parties with respect to the subject matter hereof and thereof. All obligations of any Party under any Additional Document shall constitute an obligation of such Party under this Agreement. Any capitalized terms used in any Additional Document which are not otherwise defined therein shall have the respective meanings given such terms in this Agreement.

     Section  8.7  No Third-Party Beneficiaries.  Nothing contained in  this
                   ----------------------------
Agreement, express or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the Parties, any rights, remedies or other benefits under or by reason of this Agreement.


     Section  8.8  Governing Law.  This Agreement shall be governed by and
                   -------------
construed in accordance with the laws of Italy.


     Section 8.9 Arbitration.
                 -----------

     (a) Any disputes or disagreements between the Parties in connection with this Agreement, which cannot be resolved in an amicable fashion during sixty
(60) days after the receipt of Notice from one Party by the other Party about the existence of such dispute, shall be settled by binding arbitration, to be conducted in the English language under the auspices of the International Chamber of Commerce ("ICC") at the Court of International Arbitration (the "Court") in Paris, France. Arbitration shall be conducted in accordance with the procedure established by the ICC Rules of Arbitration in force at the time of submittal of the dispute to arbitration.

     (b)  Arbitration is conducted in arbitration  tribunal  consisting of three
(3) arbitrators appointed in the following fashion:

     1. The claimant shall nominate one arbitrator and shall by notice in writing require the other Party to nominate an arbitrator within thirty (30) days of the date of the Notice, failing which such arbitrator shall, at the request of the claimant, be appointed by the Court. For the purpose of the nomination of the party - appointed arbitrators, the Villa Managers shall be treated as one party.

     2. The third arbitrator, who shall serve as chairman, shall be appointed by agreement between the two (2) arbitrators appointed under (a) above, or, in default of agreement within thirty (30) days of the appointment of the second arbitrator, on the nomination of the Court at the written request of either Party to the dispute;

     3. Should a vacancy arise because any arbitrator dies, resigns, refuses to act or becomes incapable of performing his functions, the vacancy shall be filled by the method by which that arbitrator was originally appointed.

     (c) In the event of default by either Party in respect of any procedural order made by the tribunal, the tribunal shall have the power to proceed with the arbitration in the absence of that Party and to deliver its award.

     (d) The proceedings shall be conducted in the English language with translations into Italian and all arbitrators shall be conversant in and have a thorough command of the English language. In no event shall the arbitrators be empowered to disregard the intent of the Articles of this Agreement or of any document referenced herein.

     (e) Any award or procedural decision of the tribunal shall, if necessary, be made by majority vote. In the event of no majority being formed, the chairman shall have an additional controlling vote. Any written award or procedural decision shall be rendered in both the English and Italian languages. Any award of the arbitrators shall be final and binding and judgment upon any arbitral award may be entered and enforced by any court or judicial authority of competent jurisdiction.

     (f) The Parties expressly stipulate and agree that they shall submit to the jurisdiction of the arbitral tribunal in Paris, France and shall not use any other applicable defense to this jurisdiction or to enforcement of judicial or arbitral decisions to resolve any such dispute including but not limited to the defense of sovereign immunity.

     Section 8.10 Binding Effect; Assignment.  This Agreement shall be binding
                  --------------------------
upon, inure to the benefit of and be enforceable by and against the Parties and their respective heirs, personal representatives, successors and assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be transferred or assigned by any of the

Parties without the prior written consent of the other Parties. Notwithstanding the foregoing, Del shall have the right to assign any of its rights, interests or obligations under this Agreement, in whole or in part, to any direct or indirect subsidiary of Del.

     Section 8.11 Injunctive Relief. Del and the Villa Managers  acknowledge and
                  -----------------
agree that Del's remedies at law for any violation or attempted violation of any of the Company's and the Villa Managers' obligations under Articles II, III and IV hereof would be inadequate and would cause immediate irreparable harm to Del, and agree that in the event of any such violation or attempted violation, Del shall be entitled to a temporary restraining order, temporary and permanent injunctions, and other equitable relief, without the necessity of posting any bond or proving any actual damage, in addition to all other rights and remedies which may be available to Del from time to time.

     Section 8.12  Expenses.  The Parties shall pay their own costs and expenses
                   --------
associated with the transactions contemplated by this Agreement, including without limitation the fees and expenses of their legal counsel, accountants and financial advisors.

     Section  8.13  Public Announcements.  Neither Del nor the Villa Managers
                    --------------------
shall, without the prior written consent of all Parties, make any public announcement or statement with respect to the transactions contemplated in this Agreement, except as may be necessary to comply with applicable requirements of the U.S. federal or state securities laws or any governmental order or regulation.

     Section 8.14 No Right of Rescission. This Agreement shall not be subject to
                  ----------------------
rescission by any party hereto.

    Section 8.15 Power of Attorney.
                 -----------------

     (a) The Villa Managers hereby jointly and severally appoint and constitute Giuseppe Ammendola as their true and lawful representative and agent (the "Villa Managers Representative") to execute any and all instruments or other documents, and to do any and all other acts or things, in their names and on their behalf, which the Villa Managers Representative may deem necessary or advisable, or which may be required pursuant to this Agreement or otherwise, and in connection with issuance of the Option Shares. Without limiting the generality of the foregoing, the Villa Managers Representative shall have the full authority, in the names of the members of the Villa Managers and on their behalf, to: (a) cause the certificates evidencing their respective interests in the Company Shares to be delivered under this Agreement at the Closing and execute stock powers or other documents of transfer with respect to the Company Shares; (b) agree with Del with respect to any matter or thing required or deemed necessary by the Villa Managers Representative in connection with the provisions of this Agreement calling for the agreement of the members of the Villa Managers, amend or terminate this Agreement, give and receive notices on behalf of all the members of the Villa Managers, and act on behalf of the members of the Villa Managers in connection with any matter as to which the members of the Villa Managers are or may be obligated to indemnify Del under this Agreement, all in the absolute discretion of the Villa Managers Representative; and (c) in general, do all things and perform all acts, including, without limitation, executing and delivering all agreements, certificates, receipts, consents, elections, instructions, and other instruments or documents contemplated by, or deemed by the Villa Managers Representative to be necessary or advisable in connection with, this Agreement.


     (b) Any approval, consent, election, notice, decision, agreement, amendment, or other action of the members of the Villa Managers required or permitted under, or otherwise provided for in this Agreement shall be conclusively deemed given, made or taken (as the case may be) if given, made, or taken by the Villa Management Representative for the members of the Villa Managers, and Del shall be entitled to rely on any notice or other documents (of any kind) executed or delivered by the Villa Management Representative for all such purposes. The members of Villa Managers hereby waive all potential conflicts of interest arising out of the Villa Managers Representative's activities or authority as the Villa Managers Representative and his relationship as an employee, manager, consultant, agent, or other representative of the Company or its affiliates (whether before or after the Closing).

     (c) The power of attorney created under this Agreement is coupled with an interest and shall be binding and enforceable on and against the respective heirs, personal representatives, successors, and assigns of the members of the Villa Managers, and the power of attorney shall not be revoked or terminated by the death, disability, bankruptcy, incompetency, dissolution or termination of any of the members of the Villa Managers, or their respective successors and assigns.

     (d) In the event the Villa Managers Representative (including any subsequent Villa Managers Representative appointed pursuant to this paragraph) resigns or otherwise becomes unable to serve, the members of the Villa Managers shall, within thirty (30) days after notice thereof, determine and designate by simple majority vote, a successor Villa Managers Representative who shall have all of the rights, powers and authority conferred on the Villa Managers Representative in this Agreement, and if the members of the Villa Managers fail to so designate such successor within such period, any member of the Villa Managemers may petition a court of appropriate jurisdiction for appointment of such successor Villa Managers Representative.


     (e) The Villa Managers undertake to execute a formal power of attorney to Giuseppe Ammendola before an Italian notary as soon as possible after the execution of this Option Agreement. Such formal power of attorney will contain substantially the provisions listed in points (a) through (d) of this section 8.15.

     Section 8.16  Severability.  With  respect to any  provision of this Option
                   ------------
Agreement finally determined by the Court to be unenforceable, such Court shall have jurisdiction to reform such provision so that it is enforceable to the maximum extent permitted by applicable law, and the Parties shall abide by such Court's determination. In the event that any provision of this Option Agreement cannot be reformed, such provision shall be deemed to be severed from this Option Agreement, but every other provision of this Option Agreement shall remain in full force and effect.


                [THE REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

                                   DEL GLOBAL TECHNOLOGIES CORP.

                                   By /s/ Leonard A. Trugman
                                     __________________________________
                                   Name:  Leonard A. Trugman
                                   Title: Chairman, CEO & President


                                   By /s/Giuseppe Ammendola
                                     __________________________________
                                   Name:  Giuseppe Ammendola


                                   By /s/Emilio Brushi
                                     __________________________________
                                   Name: Emilio Bruschi


                                   By /s/Bruno Gritti
                                     __________________________________
                                   Name: Bruno Gritti


                                   By /s/Luigi Emmanuelle
                                     _________________________________
                                   Name: Luigi Emmanuelle


                                   By /s/ Roberto Daglio
                                     _________________________________
                                   Name: Roberto Daglio

                                    EXHIBIT A

                        CERTAIN PROVISIONS TO BE INCLUDED

                          IN THE SHAREHOLDERS AGREEMENT

                        OF VILLA SISTEMI MEDICALI S.p.A.



     Section 1. Definitions.
                -----------

     (a) "Agreement" means this agreement, as it may be amended from time to time and includes any counterpart of this Agreement when signed by one or more Stockholders and delivered to the Company.

     (b) "Company" means Villa Sistemi Medicali S.p.A. and any successor entity.

     (c) "Exercise Notice" means the notice given by the Company or the remaining Stockholders to a Transferring Stockholder stating that the Company or the remaining Stockholders elect to exercise their right of first refusal option to purchase shares of Stock pursuant to Section 3 of this Agreement. The "Exercise Date" means the date on which the Exercise Notice is delivered to the Transferring Stockholder. The "Closing Date" means the date specified in the Exercise Notice, which shall not be more than 30 days after the Exercise Date, upon which payment of the Purchase Price will be made.

     (d) "Free Transfer Period" with respect to Stock means a period of time beginning on the day following the day on which the Option Period with respect to such Stock ends and ending at the close of business on the ninetieth (90) day thereafter, or if such day is not a business day, then the next succeeding business day.

     (e) "Option Period" with respect to Stock means a period of time beginning on the day on which (l) the Company receives from the Stockholder owning such Stock a notice which complies with subsection (a) of Section 3; or (2) the Company receives actual notice of the existence of a right to purchase described in subsection (b) of Section 3; or (3) the Company receives actual notice of the existence of a right of involuntary transfer described in subsection (c) of
Section 3 -- whichever subsection is applicable -- and ending at the close of business on the ninetieth (90th) day thereafter, or if such day is not a business day, then the next succeeding business day.

     (f) "Person" means any individual, partnership, corporation or legal entity.

     (g) "Purchase Price" means the price to be determined by the Transferring Stockholder and the Company, which price shall in no event be less than the greater of (i) book value, determined in accordance with generally accepted accounting principles, per share of Stock or (ii) if the shares are to be transferred pursuant to a bona fide offer to purchase such shares at a certain price determined in arm's-length negotiation with a third party, such price.

     (h) "Stock" means all issued and outstanding shares of the Common Stock of the Company now or hereafter owned by the Stockholders, and includes any voting security hereafter issued by the Company to a Stockholder whether or not in connection with any stock split or stock dividend or any merger, reorganization or similar transaction to which the Company may be a party.

     (i)  "Stockholder"  means each Person who is or becomes a signatory to this
Agreement,   and  the   heirs,   successors,   permitted   assigns   and   legal
representatives of such Person.

     (j) "Transfer" means any offer, sole, assignment, pledge, hypothecation, gift, transfer or other disposition of shares of Stock.


     Section 2.  Parties to the  Agreement.  Stock shall be issued and recorded
                 -------------------------
only in the name of the beneficial owner thereof. No Transfer by a Stockholder shall be effective for any purpose unless and until recorded on the Company's record of Stockholders upon surrender of the certificates, duly endorsed, representing the shares of Stock so Transferred.

     Section 3. First Refusal Right. No Stockholder shall Transfer any shares of
                -------------------
Stock owned by such Stockholder except in accordance with the provisions of this and the succeeding Sections hereof or as otherwise permitted in Section ll hereof. Each Stockholder hereby grants the Company and every other Stockholder an option to purchase the Stock owned by such Stockholder, exercisable upon the occurrence of the events specified in this Section 3. The terms and conditions of the exercise of such option are specified in Sections 4 and 5.

     (a) Whenever a Stockholder intends to Transfer any shares of Stock at any time owned by him, such Stockholder (the "Transferring Stockholder") shall deliver to the Company a notice stating the number of shares to be Transferred and describing the proposed Transfer, including, the name of the proposed transferee pursuant to a bona fide offer to purchase such shares, the price offered for such shares and all other material terms and conditions of such offer. Upon receipt of such notice by the Company, the Company and the remaining Stockholders shall have the exclusive right and option to purchase jointly or severally all (but not less than all) the Stock described in the Transferring Stockholder's notice as provided in Sections 4 and 5 hereof. If the Company and the remaining Stockholders do not exercise the option to purchase before expiration of the Option Period, the Transferring Stockholder shall have the right to transfer such shares of Stock as provided in Section 8.

     (b) In the event a Stockholder (i) attempts to Transfer any shares of Stock owned by such Stockholder other than in compliance with the terms and provisions of this Agreement; (ii) becomes insolvent or commits an act of bankruptcy, makes a general assignment for the benefit of creditors, or files or has filed against such Stockholder a petition in bankruptcy which is not dismissed within thirty
(30) days from such filing; (iii) is adjudicated incompetent (if such Stockholder is an individual); or (iv) dies; then the Company and the remaining Stockholders shall have the exclusive right and option to purchase all of the Stock owned by such Stockholder or its successor as provided in Sections 4 and 5 hereof. When an individual Stockholder dies, the Option Period shall not commence until the appointment of the legal representative of the estate of such Stockholder. If the Company and the remaining Stockholders do not exercise the option to purchase jointly or severally all (but not less than all) the Stock before expiration of the Option Period, the Transferring Stockholder shall have the right to transfer such shares as provided in Section 8.

     (c) Whenever Stock owned by any Stockholder becomes subject to a right of involuntary Transfer by operation of law under circumstances not covered by subsection (b) of this Section, the Company and the remaining Stockholders shall have the exclusive right and option to purchase all of the shares of Stock owned by such Stockholder as provided in Sections 4 and 5 hereof. If the Company and the remaining Stockholders do not exercise the option to purchase jointly or severally all (but not less than all) the Stock before expiration of the Option Period, any transferee of the Stock on exercise of such right of involuntary transfer shall have the right to Transfer such shares as provided in Section 8.

     (d) In the event that an individual Stockholder is an officer, director or employee of the Company when he first acquires any Stock, then whenever such Stockholder no longer holds at least one of such positions, the Company and the Stockholders shall have the exclusive right and option to purchase all the Stock owned by such Stockholder as provided in Sections 4 and 5 hereof. If the Company or the remaining Stockholders do not exercise the option to purchase all (but not less than all) of such Stockholder's Stock before expiration of the Option Period, the former officer, director or employee shall have the right to Transfer such shares as provided in Section 8.

     (e) No Stockholder shall be entitled to vote as a Stockholder or as a director on the issue of whether, and to what extent, the Company shall exercise its option to purchase shares of Stock owned by such Stockholder. In each case, however, such Stockholder shall be considered present at any meeting for the purposes of establishing a quorum.

     (f) Failure of the Company or the remaining Stockholders to exercise an option pursuant to any of the foregoing subsections shall not prevent the exercise of an option subsequently accruing pursuant to any of the foregoing subsections, whether such option accrues pursuant to the same or a different Section or subsection hereof.

     Section  4.  Exercise by the Company or the Remaining Stockholders.
                  -----------------------------------------------------


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


     (a) Upon  receipt of notice of any of the events  listed in Sections  3(a),
(b), (c) or (d) creating an option to purchase Stock, the Company shall immediately deliver written notice of such option to every Stockholder, which notice shall describe the number of shares subject to the option and the day on which the Option Period commenced with respect to such Stock.

     (b) Upon  receipt of notice of any of the events  listed in Sections  3(a),
(b), (c) or (d) creating an option to purchase Stock, the Company shall have the exclusive right and option to purchase all or part of such shares of Stock at the Purchase Price. The Company shall exercise such option by delivering an Exercise Notice to the Transferring Stockholder and a copy thereof to the remaining Stockholders within thirty (30) days after the commencement of the Option Period.

     (c) After expiration of the Company's option as set forth in Section 4(b) hereof, each Stockholder whose Stock is not then subject to an option shall thereupon have the right to purchase at the Purchase Price his pro rata share of the shares of Stock which are then subject to the option. Such option shall be exercised by giving notice to the Company within sixty (60) days of the commencement of the Option Period. Any Stockholder who elects to make such pro rata purchase may also indicate in his notice to the Company, if he so elects, his desire to purchase a number of shares (the "Excess Amount") in excess of his pro rata share, stating the maximum number of shares constituting the Excess Amount. If one or more Stockholders decline to participate in such purchase, then the pro rata participations of such declining Stockholders shall automatically be deemed to be accepted by the Stockholders who specified an Excess Amount in their notices of election, such acceptance to be allocated among such Stockholders in proportion to their respective pro rata shares, but excluding the shares owned by any Stockholder declining to purchase any Stock and excluding the shares of any Stockholder who did not set forth an Excess Amount; provided, however that no Stockholder who sets forth an Excess Amount shall be obligated to purchase a number of shares greater than the sum of his pro rata participation and his Excess Amount.

     If the option to purchase Stock is exercised with respect to all of the shares subject to such option, the Company shall immediately give written notice of such purchase to the Transferring Stockholder in the form of an Exercise Notice. Delivery of an Exercise Notice by the Company Stockholder in accordance with the terms hereof shall create a binding obligation of such Stockholder to effect the purchase described in the Exercise Notice but shall not create any obligation of the Company to the Transferring Stockholder.

     (d) No Transferring Stockholder shall have the right to take action, including any attempted Transfer, with respect to shares of Stock owned by such Stockholder until the expiration of the Option Period.

     Section  5.  Closing Procedures.  Following exercise of an option by the
                  ------------------
Company or the remaining Stockholders pursuant to Section 4, payment shall be made on the Closing Date at the office of the Company by certified or bank check to the order of


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

the Transferring Stockholder, against delivery of a certificate or certificates representing the shares to be purchased, registered in the name of such
Transferring Stockholder and duly endorsed in blank, or accompanied by a duly executed stock power in blank, with signature duly guaranteed and all requisite stock transfer stamps affixed. Failure to tender at the Closing Date a certificate or certificates in proper form for the shares of Stock being purchased may, at the election of the Company or the remaining Stockholders, as the case may be, be excused, in which event any such missing or formally improper certificate shall be deemed surrendered and canceled and the Company or the remaining Stockholders, as the case may be, shall pay the Purchase Price therefor by depositing and retaining such amount in trust for the benefit of the Transferring Stockholder, to be paid and delivered to the Transferring Stockholder upon tender of such certificate in proper form or other documentary proof satisfactory to the Company.

     Section 6.  Designation of Other Purchasers.  Whenever the Company and
                 -------------------------------
Stockholders fail to exercise an option to purchase all or part of the shares subject to such option pursuant to Section 3, the Company shall have the right to designate another Person or Persons to purchase all or part of the shares subject to such option and, if it so elects, shall deliver to the Transferring Stockholder on Exercise Notice designating such Person. Each such designee shall execute and deliver to the Company a counterpart of this Agreement on or before the Closing Date. Notwithstanding any such designation, the Company shall have the primary obligation to perform all its obligations as the option holder and shall be discharged therefrom only to the extent that such designee renders due and timely performance.

     Section 7. Other Agreements Between the Company and a Stockholder.  The
                ------------------------------------------------------
Company and any Stockholder may at any time make an agreement in writing respecting shares of Stock held by such Stockholder and providing that part or all of any Purchase Price for such shares may be paid in property having an agreed-upon value, which property may include notes or other debt securities of the Company. No other agreement between the Company and a Stockholder shall be enforceable to the extent that its enforcement has a material adverse effect upon the rights of the Company or of any Stockholder under this Agreement.

     Section 8.  Transfer of Shares Upon Non-Exercise of Option by Company or
                 ------------------------------------------------------------
other Stockholders.  If (a) the Company or the  remaining  Stockholders  do not
------------------
exercise the option to purchase pursuant to Sections 3, 4 or 5 hereof, and the Company does not exercise its right to designate a purchaser pursuant to Section 6 hereof, before the end of the Option Period; or (b) less than all of the shares of Stock subject to such option are purchased: then the Transferring Stockholder shall be free until the end of the Free Transfer Period to Transfer, all shares of Stock originally subject to such option or any such shares of Stock which have not been purchased by the Company, other Stockholders or a Person designated by the Company pursuant to Section 6, hereof; provided, however, that the Transferring Stockholder shall not Transfer any such shares for less than the Purchase Price. Any shares of Stock not so Transferred before the end of the Free Transfer Period shall again become subject to the provisions of this Agreement.

     Section 9. Intentionally deleted.
                ---------------------


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


     Section  10.  Specific Performance.  The  Stock of the  Company  cannot be
                   --------------------
readily purchased or sold in the open market, and for that reason, among others, the parties will be irreparably damaged in the event that this Agreement is not specifically enforced. Should any controversy arise concerning a Transfer of any shares of Stock, an injunction may be issued restraining such Transfer pending the determination of such controversy, and the resolution thereof shall be enforceable by a decree of specific performance. Such remedy shall, however, be cumulative and not exclusive, and shall be in addition to any other remedies which the parties may have.

     Section  11.   Conveyances Among Stockholders to Immediate Family or
                    -----------------------------------------------------
Affiliates of Stockholders Permitted.   Anything herein to the contrary
------------------------------------
notwithstanding, with the written consent of the Company, which consent will not be unreasonably withheld, a Stockholder (a) may Transfer shares of Stock to a member of his immediate family which shall include his parents, spouse or children or grandchildren over the age of 21; and (b) DEL may Transfer shares of Stock to one of its "affiliates," as such term is defined in Rule 12(b)(2) under the Securities Exchange Act of 1934, as amended; provided, however, that prior to such transfer becoming effective, such transferee shall sign a counterpart of this Agreement and deliver it to the Company and all shares of Stock so transferred shall be represented by certificates bearing the legend set forth in
Section 2 hereof.

    Section 12 Amendments and Termination.
               --------------------------

     No amendment to this Agreement nor waiver or discharge of any provision hereof shall be made without the prior written consent of Stockholders and the Company.











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